                                                               Exhibit 17(c)

PROSPECTUS

                           SEAFIRST RETIREMENT FUNDS

    Seafirst Retirement Funds (the "Trust") is a diversified, open-end management investment company that offers Funds for investment by Eligible Retirement Accounts. The Trust currently offers three Funds: the Bond, Blue Chip and Asset Allocation Funds (collectively, the "Funds"), each with a different investment objective, for the investment of retirement funds held in Eligible Retirement Accounts. "Eligible Retirement Accounts" include (a) individual retirement accounts for which Seattle-First National Bank ("Seafirst") or one of its affiliates serves as trustee or custodian, and (b) qualified pension or profit sharing trusts, including corporate pension or profit sharing trusts and pension or profit sharing trusts benefiting one or more self-employed individuals. See "How to Invest in the Trust," page 15.

    The Bond Fund is a diversified mutual fund whose investment objective is to obtain interest income and capital appreciation. The Bond Fund seeks its investment objective by investing in investment grade intermediate and longer-term bonds, including corporate and governmental fixed-income obligations and mortgage-backed securities.

    The Blue Chip Fund is a diversified mutual fund whose investment objective is long-term capital appreciation through investment in blue chip stocks.

    The Asset Allocation Fund is a diversified mutual fund whose investment objective is to obtain long-term growth from capital appreciation and dividend and interest income. The Asset Allocation Fund seeks to achieve its investment objective by actively allocating investments among the three major asset categories: bonds, equity securities and cash equivalents.

    UNLIKE MOST OTHER INVESTMENT COMPANIES WHICH INVEST DIRECTLY IN PORTFOLIO SECURITIES, EACH FUND SEEKS TO ACHIEVE ITS INVESTMENT OBJECTIVE BY INVESTING ALL OF ITS INVESTABLE ASSETS IN A CORRESPONDING PORTFOLIO OF AN OPEN-END, MANAGEMENT INVESTMENT COMPANY (THE "MASTER TRUST") HAVING THE SAME INVESTMENT OBJECTIVE AS THAT OF THE FUND. EACH FUND WILL PURCHASE SHARES OF THE MASTER TRUST'S CORRESPONDING PORTFOLIO AT NET ASSET VALUE. THE NET ASSET VALUE OF EACH FUND WILL RESPOND TO INCREASES AND DECREASES IN THE VALUE OF THE CORRESPONDING PORTFOLIO'S SECURITIES. INVESTORS SHOULD CAREFULLY CONSIDER THIS INVESTMENT APPROACH. SEE "INVESTMENT OBJECTIVES AND POLICIES--SPECIAL CONSIDERATIONS" ON PAGE 10 FOR ADDITIONAL INFORMATION REGARDING THIS STRUCTURE.

    Bank of America National Trust and Savings Association ("Bank of America" or the "investment adviser"), San Francisco, California, serves as the investment adviser to the Master Trust.

    This Prospectus describes concisely the information about the Funds and the Trust that you should know before investing. Please read it carefully and retain it for future reference.

    More information about the Funds is contained in a Statement of Additional Information that has been filed with the Securities and Exchange Commission. To obtain a free copy call 800-323-9919. The Statement of Additional Information, as it may be revised from time to time, is dated July 1, 1996 and is incorporated by reference into this Prospectus.

    SHARES OF THE FUNDS ARE NOT BANK DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED, ENDORSED OR OTHERWISE SUPPORTED BY, BANK OF AMERICA, SEAFIRST OR ANY OF THEIR AFFILIATES AND ARE NOT FEDERALLY INSURED BY, GUARANTEED BY, OBLIGATIONS OF OR OTHERWISE SUPPORTED BY THE U.S. GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENTAL AGENCY. INVESTMENT IN THE FUNDS INVOLVES INVESTMENT RISK, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL AMOUNT INVESTED.

    Shares of the Funds are sold without a sales charge and are available only to Eligible Retirement Accounts.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
      COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
         PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.

                                  JULY 1, 1996

                               TABLE OF CONTENTS

        FUND EXPENSES.................................................................     1
        FINANCIAL HIGHLIGHTS..........................................................     3
        THE TRUST.....................................................................     7
        INVESTMENT OBJECTIVES AND POLICIES............................................     7
          The Bond Fund...............................................................     7
          The Blue Chip Fund..........................................................     9
          The Asset Allocation Fund...................................................     9
          Special Considerations......................................................    10
          Other Investment Practices..................................................    11
        INVESTMENT RESTRICTIONS.......................................................    14
        HOW TO INVEST IN THE TRUST....................................................    15
          Eligibility for Admission...................................................    15
          Establishing an IRA, SEP or Eligible Pension or Profit Sharing Trust........    15
          Investing in the Trust......................................................    15
          Reinvestment of Distributions...............................................    16
        REDEMPTIONS...................................................................    16
        EXCHANGES.....................................................................    16
        VALUATION OF SHARES...........................................................    17
        PERFORMANCE...................................................................    17
        ADMINISTRATION OF THE TRUST...................................................    18
          The Board of Trustees.......................................................    18
          Administration Services.....................................................    18
          Shareholder Service Plan....................................................    19
          Expenses of the Trust.......................................................    19
        THE MASTER TRUST..............................................................    20
          The Investment Adviser......................................................    20
          The Master Trust Administration Agreement...................................    21
          Custodian...................................................................    22
          Expenses of the Master Trust................................................    22
        TAX INFORMATION...............................................................    22
        OTHER INFORMATION.............................................................    22
          Description of Shares and Voting Rights.....................................    22
          Relationship to the Master Trust............................................    23

     NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THE OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND THE STATEMENT OF ADDITIONAL INFORMATION, AND, IF GIVEN OR MADE, SUCH REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES, OR AN OFFER TO OR A SOLICITATION OF ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL.

                                 FUND EXPENSES

     The following is a table of shareholder transaction expenses and operating expenses (including the operating expenses of the Master Trust which are allocable to the Funds) expected to be incurred during the current fiscal year. Actual expenses may vary. This information is provided to assist investors in understanding the various costs and expenses that an investor in the Funds will bear directly or indirectly. For more complete descriptions of these costs and expenses, see "Administration of the Trust" in this Prospectus and the financial statements incorporated by reference in the Statement of Additional Information.

                                                                                  BLUE       ASSET
                                                                         BOND     CHIP     ALLOCATION
                                                                         FUND     FUND        FUND
                                                                         ----     ----     ----------
Shareholder transaction expenses(a):
  Sales load imposed on purchases......................................  None     None        None
  Sales load imposed on reinvested dividends...........................  None     None        None
  Deferred sales load..................................................  None     None        None
  Redemption fees......................................................  None     None        None
  Exchange fee.........................................................  None     None        None
Annual fund operating expenses (as a percentage of average net assets):
  Investment advisory fees(b) (after fee waivers)......................  None     0.58%       0.33%
  12b-l fees...........................................................  None     None        None
  Other expenses (after reimbursement)(b)(c)...........................  0.95%    0.37%       0.62%
                                                                         ----     ----     ----------
  Total fund operating expenses (after reimbursement)..................  0.95%    0.95%       0.95%
                                                                         ====     ====     =======
Example
You would pay the following expenses in each of the Funds on a $1,000 investment, assuming (1) a 5% annual return, and (2) redemption at the end of each time period:
   1 year..............................................................  $ 10     $ 10        $ 10
   3 years.............................................................  $ 30     $ 30        $ 30
   5 years.............................................................  $ 53     $ 53        $ 53
  10 years.............................................................  $117     $117        $117

     (a) Individual Retirement Accounts including those that do not invest in the Funds, are charged certain fees: each pays a $15 annual maintenance fee; and there is currently a $7 annual maintenance fee for a spousal retirement account. Other Eligible Retirement Accounts may be charged fees which vary according to the plan's sponsor.

     (b) Bank of America is entitled to investment advisory fees from each of the Bond, Blue Chip and Asset Allocation Portfolios at respective annual rates of .45%, .75% and .55% of the average daily net assets of such Portfolios. Other expenses include administration fees at the Master Trust level, which Concord is entitled to receive at the annual rate of 0.05% of each Portfolio's average daily net assets, and an administration and transfer agent fee payable to Seafirst at the Fund level at an annual rate of 0.29% of the average daily net assets.

     (c) Seafirst has agreed to reimburse each Fund in such amounts as are necessary to limit the expenses of the Fund in any year, including its pro rata share of the expenses incurred by the Portfolio in which it invests (but excluding interest, brokerage commissions, litigation expenses and certain other items), to .95% of the average daily net assets of the Fund at the current level of assets of the Portfolio in which it invests. For the current fiscal year, other expenses absent such reimbursements and waivers would be estimated at

         1.50%, 1.52% and 1.35% for the Bond, Blue Chip and Asset Allocation Funds, respectively. See "Administration of the Trust--Expenses of the Trust."

     THE EXAMPLE SHOWN ABOVE SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RETURN AND OPERATING EXPENSES. ACTUAL INVESTMENT RETURN AND OPERATING EXPENSES MAY BE MORE OR LESS THAN THOSE SHOWN.

     The Board of Trustees believes that the aggregate per share expenses of each Fund and the corresponding portfolios of the Master Trust in which each Fund's assets are invested will be less than or approximately equal to the expenses which the particular Fund would incur if the Trust retained the services of an investment adviser for the Fund and the assets of the Fund were invested directly in the type of securities held by its corresponding portfolio. Further, the Board believes that the shareholders of the Trust may participate in the ownership of a larger portfolio of securities than could be achieved directly by the Trust.

                              FINANCIAL HIGHLIGHTS

     The Funds commenced operations in March 1988 as separate investment portfolios (the "Predecessor Funds") of Collective Investment Trust for Seafirst Retirement Accounts, a collective investment trust established under the laws of the State of Washington. On December 6, 1993, the Predecessor Funds were reorganized as Funds of the Trust.

     The tables below show certain information concerning the investment results for the Funds for the periods indicated. The information for the periods ended February 29, 1996 and February 28, 1995 and 1994 have been audited by Price Waterhouse LLP, the Trust's independent accountants, whose unqualified report on the financial statements containing such information is incorporated by reference into the Statement of Additional Information.

     The financial statements for the period January 1, 1993 through December 5, 1993, for the years ended December 31, 1992, 1991, 1990 and 1989, and for the period from March 9, 1988 (commencement of operations) to December 31, 1988, were audited by other independent accountants whose report dated December 30, 1993 expressed an unqualified opinion on such financial statements.

     The financial highlights should be read in conjunction with the financial statements and notes thereto and the unqualified report of the independent accountants which are incorporated by reference in the Statement of Additional Information. Further information about the performance of the Funds is available in the Annual Report to Shareholders. Both the Statement of Additional Information and the Annual Report to Shareholders may be obtained from the Trust free of charge by calling Retirement Services at 1-800-323-9919.

                                   BOND FUND

                                                                     FOR THE PERIOD     FOR THE PERIOD          YEARS ENDED
                                 FOR THE YEAR      FOR THE YEAR       DEC. 6, 1993       JAN. 1, 1993          DECEMBER 31,
                                     ENDED             ENDED            THROUGH             THROUGH         -------------------
                                 FEB. 29, 1996     FEB. 28, 1995     FEB. 28, 1994      DEC. 5, 1993(1)     1992(1)     1991(1)
                                 -------------     -------------     --------------     ---------------     -------     -------
Net asset value, beginning of
  period.......................     $ 10.48           $ 11.00           $  11.14            $ 10.99         $11.01      $10.40
                                 -------------     -------------         -------            -------         -------     -------
Income from investment
  operations:
Net investment income..........        0.64              0.61               0.12               0.58           0.67        0.72
Net realized and unrealized
  gain (loss) on securities....        0.39             (0.46)             (0.14)              0.15          (0.02 )      0.61
                                 -------------     -------------         -------            -------         -------     -------
Total income (loss) from
  investment operations........        1.03              0.15              (0.02)              0.73           0.65        1.33
                                 -------------     -------------         -------            -------         -------     -------
Less dividends and
  distributions:
  Dividends to shareholders
    from net investment
    income.....................       (0.64)            (0.61)             (0.12)             (0.58)         (0.67 )     (0.72)
                                 -------------     -------------         -------            -------         -------     -------
Distributions to shareholders
  from net realized gains......          --             (0.06)                --                 --             --          --
                                 -------------     -------------         -------            -------         -------     -------
Total dividends and
  distributions................       (0.64)            (0.67)             (0.12)             (0.58)         (0.67 )     (0.72)
                                 -------------     -------------         -------            -------         -------     -------
Net asset value per share, end
  of period....................     $ 10.87           $ 10.48           $  11.00            $ 11.14         $10.99      $11.01
                                 ============      ============      =============      ==============      =======     =======
Total Return...................        9.90%             1.57%             (0.23)%(3)          6.80%(3)       6.04 %     13.28%
Ratios/supplemental data:
Net assets, end of period
  (000)........................     $47,062           $55,791           $ 76,773            $82,970         $73,826     $53,469
Ratio of expenses to average
  net assets...................        0.95(5)           0.83%(5)           0.95%(4,5)         0.95%(4)       0.95 %      0.66%
Ratio of net investment income
  to average net assets........        5.74%(5)          5.64%(5)           4.38%(4,5)         5.60%(4)       6.15 %      7.13%
Portfolio turnover rate........         N/A               N/A                N/A                 95%           154 %       197%


                                     YEARS ENDED DECEMBER 31,
                                 ---------------------------------
                                 1990(1)     1989(1)     1988(1,2)
                                 -------     -------     ---------
Net asset value, beginning of
  period.......................  $10.30      $ 9.98       $ 10.00
                                 -------     -------     ---------
Income from investment
  operations:
Net investment income..........    0.82        0.86          0.55
Net realized and unrealized
  gain (loss) on securities....    0.10        0.32         (0.02)
                                 -------     -------     ---------
Total income (loss) from
  investment operations........    0.92        1.18          0.53
                                 -------     -------     ---------
Less dividends and
  distributions:
  Dividends to shareholders
    from net investment
    income.....................   (0.82 )     (0.86 )       (0.55)
                                 -------     -------     ---------
Distributions to shareholders
  from net realized gains......      --          --            --
                                 -------     -------     ---------
Total dividends and
  distributions................   (0.82 )     (0.86 )       (0.55)
                                 -------     -------     ---------
Net asset value per share, end
  of period....................  $10.40      $10.30       $  9.98
                                 =======     =======     =========
Total Return...................    9.43 %     12.23 %        6.49%(3)
Ratios/supplemental data:
Net assets, end of period
  (000)........................  $9,445      $2,653       $ 1,318
Ratio of expenses to average
  net assets...................    0.00 %      0.00 %        0.00%
Ratio of net investment income
  to average net assets........    8.31 %      8.61 %        7.06%(4)
Portfolio turnover rate........     113 %        96 %         205%(4)

---------------

(1) Represents activity of the Fund prior to the reorganization. Since the operation and organization of the Fund was changed upon reorganization, this activity may not be reflective of activity after the reorganization.

(2) From March 9, 1988 (commencement of operations) to December 31, 1988.

(3) For the period indicated, not annualized.

(4) Annualized.

(5) Reflects the Fund's proportionate share of the Portfolio's expenses and fee waivers and expense reimbursements by the Portfolio's investment adviser and administrator and the Fund's administrator and distributor. Such fee waivers and expense reimbursements had the effect of reducing the ratio of expenses to average net assets and increasing the ratio of net investment income to average net assets by 0.61%, 0.58% and 0.84% (annualized) for the periods ended February 29, 1996, February 28, 1995 and February 28, 1994, respectively.

N/A--Not applicable.

                                 BLUE CHIP FUND

                                                               FOR THE PERIOD     FOR THE PERIOD          YEARS ENDED
                           FOR THE YEAR      FOR THE YEAR       DEC. 6, 1993       JAN. 1, 1993          DECEMBER 31,
                               ENDED             ENDED            THROUGH             THROUGH         -------------------
                           FEB. 29, 1996     FEB. 28, 1995     FEB. 28, 1994      DEC. 5, 1993(1)     1992(1)     1991(1)
                           -------------     -------------     --------------     ---------------     -------     -------
Net asset value,
  beginning of period....    $   17.35         $   17.75          $  17.34           $   15.65        $15.17      $12.68
                           -------------     -------------     --------------     ---------------     -------     -------
Income from investment
  operations:
Net investment income....         0.31              0.28              0.05                0.29          0.30        0.33
Net realized and
  unrealized gain (loss)
  on securities..........         5.35              0.88              0.37                1.69          0.48        2.49
                           -------------     -------------     --------------     ---------------     -------     -------
Total income (loss) from
  investment
  operations.............         5.66              1.16              0.42                1.98          0.78        2.82
                           -------------     -------------     --------------     ---------------     -------     -------
Less dividends and
  distributions:
  Dividends to
    shareholders from net
    investment income....        (0.31)            (0.26)            (0.01)              (0.29)        (0.30 )     (0.33)
                           -------------     -------------     --------------     ---------------     -------     -------
Distributions to
  shareholders from net
  realized gains.........        (1.61)            (1.30)               --                  --            --          --
                           -------------     -------------     --------------     ---------------     -------     -------
Total dividends and
  distributions..........        (1.92)            (1.56)            (0.01)              (0.29)        (0.30 )     (0.33)
                           -------------     -------------     --------------     ---------------     -------     -------
Net asset value per
  share, end of period...    $   21.09         $   17.35          $  17.75           $   17.34        $15.65      $15.17
                           ============      ============      =============      ==============      =======     =======
Total Return.............        33.37%             6.95%             2.42%(3)           12.74%(3)      5.16 %     22.52%
Ratios/supplemental data:
Net assets, end of period
  (000)..................    $ 206,220         $ 151,267          $132,916           $ 123,257        $96,206     $49,838
Ratio of expenses to
  average net assets.....         0.95%(5)          0.82%(5)          0.95%(4,5)          0.95%(4)      0.95 %      0.95%
Ratio of net investment
  income to average net
  assets.................         1.53%(5)          1.64%(5)          1.28%(4,5)          1.91%(4)      2.08 %      2.37%
Portfolio turnover
  rate...................          N/A               N/A               N/A                   4%           27 %        16%

                                YEARS ENDED DECEMBER 31,
                           ---------------------------------
                           1990(1)     1989(1)     1988(1,2)
                           -------     -------     -------
Net asset value,
  beginning of period....  $13.35      $10.68      $10.00
                           -------     -------     -------
Income from investment
  operations:
Net investment income....    0.44        0.51        0.36
Net realized and
  unrealized gain (loss)
  on securities..........   (0.67 )      2.67        0.68
                           -------     -------     -------
Total income (loss) from
  investment
  operations.............   (0.23 )      3.18        1.04
                           -------     -------     -------
Less dividends and
  distributions:
  Dividends to
    shareholders from net
    investment income....   (0.44 )     (0.51 )     (0.36 )
                           -------     -------     -------
Distributions to
  shareholders from net
  realized gains.........      --          --          --
                           -------     -------     -------
Total dividends and
  distributions..........   (0.44 )     (0.51 )     (0.36 )
                           -------     -------     -------
Net asset value per
  share, end of period...  $12.68      $13.35      $10.68
                           =======     =======     =======
Total Return.............   (1.79 %)    30.25 %     10.61 %(3)
Ratios/supplemental data:
Net assets, end of period
  (000)..................  $24,727     $8,782      $  663
Ratio of expenses to
  average net assets.....    0.57 %      0.00 %      0.00 %
Ratio of net investment
  income to average net
  assets.................    3.40 %      4.29 %      4.70 %(4)
Portfolio turnover
  rate...................      22 %        38 %        41 %(4)

---------------

(1) Represents activity of the Fund prior to the reorganization. Since the operation and organization of the Fund was changed upon reorganization, this activity may not be reflective of activity after the reorganization.

(2) From March 9, 1988 (commencement of operations) to December 31, 1988.

(3) For the period indicated, not annualized.

(4) Annualized.

(5) Reflects the Fund's proportionate share of the Portfolio's expenses and fee waivers and expense reimbursements by the Portfolio's investment adviser and administrator and the Fund's administrator and distributor. Such fee waivers and expense reimbursements had the effect of reducing the ratio of expenses to average net assets and increasing the ratio of net investment income to average net assets by 0.59%, 0.80% and 0.93% (annualized) for the periods ended February 29, 1996, February 28, 1995 and February 28, 1994, respectively.

N/A--Not applicable.

                             ASSET ALLOCATION FUND

                                                                     FOR THE PERIOD     FOR THE PERIOD      YEARS ENDED DECEMBER
                                 FOR THE YEAR      FOR THE YEAR       DEC. 6, 1993       JAN. 1, 1993               31,
                                     ENDED             ENDED            THROUGH             THROUGH         --------------------
                                 FEB. 29, 1996     FEB. 28, 1995     FEB. 28, 1994      DEC. 5, 1993(1)     1992(1)      1991(1)
                                 -------------     -------------     --------------     ---------------     --------     -------
Net asset value, beginning of
  period.......................    $   13.48         $   13.94          $  13.86           $   12.99        $  12.75     $11.30
                                 -------------     -------------     --------------     ---------------     --------     -------
Income from investment
  operations:
Net investment income..........         0.47              0.46              0.05                0.43            0.46       0.56
Net realized and unrealized
  gain (loss) on securities....         2.49              0.12              0.08                0.87            0.24       1.45
                                 -------------     -------------     --------------     ---------------     --------     -------
Total income from investment
  operations...................         2.96              0.58              0.13                1.30            0.70       2.01
                                 -------------     -------------     --------------     ---------------     --------     -------
Less dividends and
  distributions:
  Dividends to shareholders
    from net investment
    income.....................        (0.47)            (0.46)            (0.05)              (0.43)          (0.46)     (0.56)
                                 -------------     -------------     --------------     ---------------     --------     -------
Distributions to shareholders
  from net realized gains......        (1.01)            (0.58)               --                  --              --         --
                                 -------------     -------------     --------------     ---------------     --------     -------
Total dividends and
  distributions................        (1.48)            (1.04)            (0.05)              (0.43)          (0.46)     (0.56)
                                 -------------     -------------     --------------     ---------------     --------     -------
Net asset value per share, end
  of period....................    $   14.96         $   13.48          $  13.94           $   13.86        $  12.99     $12.75
                                 ============      ============      =============      ==============      ========     =======
Total Return...................        22.44%             4.49%             0.94%(3)           10.15%(3)        5.62%     18.11%
Ratios/supplemental data:
Net assets, end of period
  (000)........................    $ 158,485         $ 145,132          $156,955           $ 149,719        $106,822     $47,825
Ratio of expenses to average
  net assets...................         0.94%(5)          0.78%(5)          0.95%(4,5)          0.95%(4)        0.95%      0.95%
Ratio of net investment income
  to average net assets........         3.19%(5)          3.40%(5)          2.64%(4,5)          3.47%(4)        3.68%      4.72%
Portfolio turnover rate........          N/A               N/A               N/A                  79%            171%       124%

                                      YEARS ENDED DECEMBER 31,
                                 ---------------------------------
                                 1990(1)     1989(1)     1988(1,2)
                                 -------     -------     -------
Net asset value, beginning of
  period.......................  $11.47      $10.31      $10.00
                                 -------     -------     -------
Income from investment
  operations:
Net investment income..........    0.62        0.74        0.50
Net realized and unrealized
  gain (loss) on securities....   (0.17 )      1.16        0.31
                                 -------     -------     -------
Total income from investment
  operations...................    0.45        1.90        0.81
                                 -------     -------     -------
Less dividends and
  distributions:
  Dividends to shareholders
    from net investment
    income.....................   (0.62 )     (0.74 )     (0.50 )
                                 -------     -------     -------
Distributions to shareholders
  from net realized gains......      --          --          --
                                 -------     -------     -------
Total dividends and
  distributions................   (0.62 )     (0.74 )     (0.50 )
                                 -------     -------     -------
Net asset value per share, end
  of period....................  $11.30      $11.47      $10.31
                                 =======     =======     =======
Total Return...................    4.21 %     18.94 %      8.23 %(3)
Ratios/supplemental data:
Net assets, end of period
  (000)........................  $23,608     $8,013      $1,210
Ratio of expenses to average
  net assets...................    0.58 %      0.00 %      0.00 %
Ratio of net investment income
  to average net assets........    5.58 %      7.07 %      6.94 %(4)
Portfolio turnover rate........     121 %        71 %        23 %(4)

---------------

(1) Represents activity of the Fund prior to the reorganization. Since the operation and organization of the Fund was changed upon reorganization, this activity may not be reflective of activity after the reorganization.

(2) From March 9, 1988 (commencement of operations) to December 31, 1988.

(3) For the period indicated, not annualized.

(4) Annualized.

(5) Reflects the Fund's proportionate share of the Portfolio's expenses and fee waivers and expense reimbursements by the Portfolio's investment adviser and administrator and the Fund's administrator and distributor. Such fee waivers and expense reimbursements had the effect of reducing the ratio of expenses to average net assets and increasing the ratio of net investment income to average net assets by 0.48%, 0.60 and 0.69% (annualized) for the periods ended February 29, 1996, February 28, 1995 and February 28, 1994, respectively.

N/A--Not applicable.

                                   THE TRUST

     The Trust is a business trust established under the laws of the State of Delaware under a Declaration of Trust dated January 28, 1993. It is a diversified, open-end management investment company registered with the Securities and Exchange Commission. Only Eligible Retirement Accounts can invest in the Trust. An individual for whose benefit an Eligible Retirement Account is maintained, or who may be entitled to receive benefits from an Eligible Retirement Account, is referred to as a "Participant."

                       INVESTMENT OBJECTIVES AND POLICIES

     The Trust offers three Funds, each with a different investment objective, for investment of retirement funds held in Eligible Retirement Accounts. An individual establishing an Eligible Retirement Account may select one or more Funds and may transfer retirement funds among the Funds. Each Fund is represented by a separate series of shares of beneficial interest in the Trust.

     The Funds seek to achieve their respective investment objectives by investing all of their assets in corresponding portfolios of Master Investment Trust, Series I (the "Master Trust"), an open-end management investment company for which Bank of America acts as investment adviser. The portfolios have the same investment objectives as the Funds and invest their assets in the portfolio securities described below. There can be no assurance that the investment objective of any Fund can be attained. The net asset value per share of the Funds will fluctuate.

THE BOND FUND

     The investment objective of the Bond Fund is to obtain interest income and capital appreciation through investment in investment grade intermediate and longer-term bonds, which consist of corporate and governmental fixed-income obligations, mortgage-backed securities, municipal securities and cash equivalents. Assets of the Bond Fund are invested in the Investment Grade Bond Portfolio of the Master Trust (the "Bond Portfolio"), which has the same investment objective as the Bond Fund. Under normal circumstances, at least 65% of the Bond Portfolio's net assets will be invested in bonds.

     Investment grade bonds are bonds that are rated within the four highest ratings categories by a nationally recognized statistical rating organization, i.e., BBB or better by Standard & Poor's Ratings Group, Division of McGraw Hill ("S&P"), Fitch Investors Service, Inc. ("Fitch") or Duff & Phelps Credit Rating Co. ("Duff & Phelps") or Baa or better by Moody's Investors Service, Inc. ("Moody's"). (A description of applicable ratings is attached to the Statement of Additional Information as Appendix A.) While bonds rated BBB or Baa are regarded as having adequate capacity to pay interest and repay principal, adverse economic conditions or changing circumstances could lead to a weakened capacity to pay interest and repay principal. Bonds with the lowest investment grade rating (i.e., BBB or Baa) do not have outstanding investment characteristics and may have speculative characteristics as well. Unrated securities will be purchased only if Bank of America determines that they are of comparable quality to the rated securities in which the Bond Portfolio may invest. Corporate Bonds will be diversified by investment in bonds issued by different companies in different industries.

     Under normal market and interest rate conditions, the investment adviser expects that the Bond Portfolio's average portfolio duration generally will be approximately the same as the Lehman Brothers Intermediate Government/Corporate Bond Index. This means that the Bond Fund's, net asset value fluctuation is expected to be similar to the price fluctuation of the Lehman Brothers Intermediate Government/Corporate Bond Index. Unlike maturity which indicates when the security repays principal, "duration" incorporates the cash flows of all interest and principal payments and the proceeds from calls and redemptions over the life of the security. These payments are multiplied by the number of years over which they are received to produce a value that is expressed in years (i.e., duration).

     Mortgage-backed securities, such as Government National Mortgage Association ("GNMA"), Federal National Mortgage Association ("FNMA") and Federal Home Loan Mortgage Corporation ("FHLMAC") securities, will be guaranteed as to principal and interest, but not market value, by the U.S. Government or one of its agencies or instrumentalities. The Bond Portfolio will not invest more than 35% of its net assets in mortgage-backed securities. There is the risk that corporate bonds might be called by the issuer if the bond interest rate is higher than currently prevailing interest rates. Similarly, a risk associated with mortgage-backed securities is early paydown of principal resulting from refinancing of the underlying mortgages. The rate of such prepayments, and hence the life of the security, will primarily be a function of current market rates. In periods of falling interest rates, the rate of prepayments tends to increase. During such periods, the reinvestment of prepayment proceeds will generally be at lower rates than the rates on the prepaid obligations.

     The Bond Portfolio may invest in GNMA Certificates. These are mortgage-backed debt securities representing fractional ownership of a pool of mortgage loans. They are issued by lenders (such as savings and loan associations, commercial banks and mortgage bankers) approved by the Federal Housing Administration which meet criteria imposed by GNMA. The lender assembles a specified pool of mortgage loans, all of which are insured by the Federal Housing Administration or the Farmers' Home Administration, and applies to GNMA for approval of the pool. Upon approval, GNMA provides its commitment to guarantee timely payment of principal and interest on the GNMA certificates secured by the mortgage loans in the pool.

     GNMA Certificates usually bear a nominal rate of interest equal to the effective rate on the mortgage loans in the pool less .5%, which is the fee charged by the issuer and GNMA. The actual yield on the Bond Portfolio's investments, calculated by dividing the interest payments by the purchase price for the GNMA Certificate, may differ significantly from the nominal interest rate. This difference is due to variations of the lives of the mortgages in the pool and to the impossibility of anticipating the effective interest rate at which future principal payments might be reinvested.

     GNMA Certificates have in the past provided higher yields than direct investments in U.S. Treasury obligations, although there is no assurance they will continue to do so in the future.

     If mortgage loans in the pool are prepaid (because of either voluntary prepayments, which are more likely during periods of falling interest rates, or because of foreclosure), the principal payments are passed through to the Certificate holders. Because of these prepayments, the life of a GNMA Certificate may be substantially shorter than the time remaining until maturity of the mortgages in the pool.

     As opposed to bonds, where principal is normally returned in a lump sum at maturity, the principal underlying a GNMA Certificate is paid back over the life of the loan. The Bond Portfolio will purchase GNMA Certificates known as "modified pass-through" certificates, on which timely payment of principal and interest is guaranteed. The Bond Portfolio may also purchase "variable rate" GNMA Certificates, which are backed by pools of variable rate mortgages, as well as other types of Certificates that are backed by GNMA's guarantee.

     The Bond Portfolio may also invest, from time to time, in obligations issued by state and local governmental issuers ("Municipal Securities"). The purchase of such securities may be advantageous when, as a result of prevailing economic, regulatory or other circumstances, the performance of such securities, on a pre-tax basis, is comparable to that of corporate or U.S. Government obligations. Dividends received by shareholders which are attributable to interest income received from Municipal Securities generally will be subject to Federal income tax.

     The two principal classifications of Municipal Securities which may be held by the Bond Portfolio are "general obligation" securities and "revenue" securities. General obligation securities are secured by the issuer's pledge of its full faith, credit and taxing power for the payment of principal and interest. Revenue securities are payable only from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise tax or other specific revenue source such as the user of the facility being financed. Private activity bonds held by the Bond Portfolio are in most cases revenue securities and are not payable from the unrestricted revenues of the issuer. Consequently, the credit quality of such private activity bonds is usually directly related to the credit standing of the corporate user of the facility involved.

     The Bond Portfolio may also include "moral obligation" securities, which are normally issued by special purpose public authorities. If the issuer of moral obligation securities is unable to meet its debt service obligations from current revenues, it may draw on a reserve fund, the restoration of which is a moral commitment but not a legal obligation of the state or municipality which created the issuer.

     Interest income is expected to be the primary basis for investment return from an investment in the Bond Portfolio and capital appreciation the secondary basis. The Bond Portfolio will attempt to achieve capital appreciation by moderate market timing in response to anticipated interest rate changes. The Bond Portfolio will also attempt to take advantage of undervalued sectors while selling bonds in overvalued sectors. However, since investments will normally consist of bonds and mortgage-backed securities, the ability to achieve capital appreciation is limited.

     The value of the securities held in the Bond Portfolio will tend to vary inversely with changes in prevailing interest rates. When, in the evaluation of Bank of America, there is a high probability that there will be a decline in the bond market, up to 75% of the net assets of the Bond Portfolio may be held in cash equivalents as a temporary defensive strategy. To the extent that the Bond Portfolio invests in cash equivalents, it will not be invested in accordance with the investment policies designed for it to realize its investment objective. Cash equivalents are the following short-term, interest bearing instruments: obligations issued or guaranteed by the U.S. Government, its agencies and instrumentalities, certificates of deposit, bankers' acceptances, time deposits and other interest-bearing deposits issued by domestic and foreign banks and foreign branches of U.S. banks, asset-backed securities, foreign government securities and commercial paper issued by U.S. and foreign issuers which is rated at the time of purchase at least Prime-2 by Moody's or A-2 by S&P.

THE BLUE CHIP FUND

     The investment objective of the Blue Chip Fund is long-term capital appreciation through investment in blue chip stocks. Assets of the Blue Chip Fund are invested in the Blue Chip Portfolio of the Master Trust, which has the same investment objective as the Blue Chip Fund. The Blue Chip Portfolio is a diversified portfolio which will invest substantially all of its assets in stocks included in either the Dow Jones Industrial Average or the Standard & Poor's 500 Index. The Blue Chip Portfolio will hold approximately 100 stocks. The Master Trust expects that under normal market conditions at least 80% of the Blue Chip Portfolio's net assets will be invested in blue chip stocks and the other 20% may be invested in cash equivalent securities of the type permitted to be held by the Bond Portfolio (other than asset backed securities). The Blue Chip Portfolio may make other investments as described more fully below under "Other Investment Practices."

THE ASSET ALLOCATION FUND

     The investment objective of the Asset Allocation Fund is to obtain long-term growth from capital appreciation and dividend and interest income. Assets of the Asset Allocation Fund are invested in the Asset Allocation Portfolio of the Master Trust, which has the same investment objective as the Asset Allocation Fund. The Asset Allocation Portfolio seeks to achieve its objective through a balanced approach to investment using bonds, equity securities and cash equivalents.

     Investments in equity securities will generally be limited to common stocks of the same type in which the Blue Chip Portfolio invests. Bonds acquired by the Asset Allocation Portfolio will be the same type of investment grade corporate and governmental obligations, mortgage-backed securities and Municipal Securities acquired by the Bond Portfolio. Unrated securities will be purchased only if Bank of America determines they are of comparable quality to the rated securities in which the Asset Allocation Portfolio may invest. Cash equivalents are short-term, interest bearing instruments of the type permitted to be held by the Bond Portfolio. Under normal market conditions at least 25% of the Asset Allocation Portfolio's total assets will be invested in fixed-income senior securities and no more than 35% of the Asset Allocation Portfolio's net assets will be invested in mortgaged-backed securities. The Asset Allocation Portfolio may make other investments as described more fully below under "Other Investment Practices."

SPECIAL CONSIDERATIONS

     IN GENERAL. Monies invested in the Funds are not insured deposits and are subject to certain risks. Since each of the Portfolios will invest in different types of investments, the risks of participating in the Trust will vary depending on the Fund or Funds chosen by a Participant. Before investing, a Participant should assess the risks associated with the types of investments made by the Funds and the corresponding Portfolios.

     MASTER-FEEDER STRUCTURE. As noted above, the Funds are series of an open-end management investment company that seek to achieve their respective investment objectives by investing all of their assets in corresponding portfolios of the Master Trust, which have the same objectives as the Funds (see "Investment Objectives and Policies" above). The Portfolios in turn hold investment securities. Accordingly, the investment experience of each Fund will correspond directly with the investment experience of the related Portfolio. This structure is commonly known as a "master/feeder" structure. There can be no assurance that any Portfolio or Fund will achieve its investment objective. Each Portfolio's and Fund's investment objective is a fundamental policy which may not be changed without the approval of the holders of a majority of the outstanding shares or interests of the Fund or Portfolio, respectively, as defined in the Investment Company Act of 1940, as amended (the "1940 Act").

     The Funds and other entities that may invest in the Portfolios from time to time (e.g., other investment companies and commingled trust funds) will each be liable for all obligations of the Portfolios. However, the risk of a Fund's incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance exists and the Portfolio itself is unable to meet its obligations. Accordingly, the Trust's Board of Trustees believes that neither the Funds nor their shareholders will be adversely affected by reason of the Funds investing in the Portfolio. The total withdrawal by another investment company as an investor in a Portfolio will cause the Portfolio to terminate automatically in 120 days, unless the corresponding Fund and any other investors in the Portfolio unanimously agree to continue the business of the Portfolio. If unanimous agreement is not reached to continue the Portfolio, the Board of Trustees of the Trust would need to consider alternative arrangements for the Fund, including investing all of the Fund's assets in another investment company with the same investment objective as the Fund or hiring an investment adviser to manage the Fund's assets in accordance with the investment policies described herein. Failure by shareholders of a Fund to approve a change in the investment objective and policies of a Fund parallel to a change that has been approved by the shareholders of the corresponding Portfolio could result in the Fund redeeming its shares of the Portfolio; this could result in a distribution in kind to the Fund of the portfolio securities of the Portfolio (rather than a cash distribution), causing the Fund to incur brokerage fees or other transaction costs in converting such securities to cash, reducing the diversification of the Fund's investments and adversely affecting its liquidity. Other shareholders in the Portfolios may have a greater ownership interest in the Portfolios than the Funds' interest, and could thus have effective voting control over the operation of the Portfolios.

     The Trust's Board of Trustees believes that the Funds may achieve certain efficiencies and economies of scale through the master/feeder structure, and that the aggregate expenses of each Fund and the corresponding Portfolio will be no greater than if the Fund invested directly in the securities held by the Portfolio. However, other investment companies that offer their shares to the public also may invest all or substantially all of their assets in the Portfolios. Accordingly, there may be other investment companies through which shareholders can invest indirectly in the Portfolios. The fees charged by such other investment companies may be higher or lower than those charged by the Funds, which may reflect, among other things, differences in the nature and level of the services and features offered by such companies to their shareholders (and as a result such other companies may have different performance results than the Funds). Information about the availability of other investment companies that invest in the Portfolios can be obtained by calling 1-800-323-9919.

     A Fund may cease investing in a corresponding Portfolio only if the Board of Trustees determines that such action is in the best interests of the Fund and its shareholders, and only with the approval of such shareholders. In such event, the Board of Trustees would consider alternative investments, including investing all of the Fund's assets in another investment company with the same investment objective as the Fund or hiring an investment adviser to manage the Fund's assets in accordance with the investment policies described herein.

     PORTFOLIO TURNOVER. Although no commissions are paid on bond transactions, purchases and sales are at net prices which reflect dealers' mark-ups and mark-downs, and a higher portfolio turnover rate for bond investments will result in payment of more dealer mark-ups and mark-downs than would otherwise be the case. Higher portfolio turnover rates can also result in corresponding increases in brokerage commissions and other transaction costs. Since all shareholders are tax exempt, no significant tax consequences result from portfolio turnover. The investment adviser will not consider portfolio turnover a limiting factor in making investment decisions for the Portfolios consistent with its investment objective and policies.

     In allocating purchase and sale orders for investment securities, Bank of America may consider the sale of Fund shares by broker-dealers and other financial institutions (including affiliates of Bank of America and the Funds' distributor to the extent permitted by law), provided it believes the quality of the transaction and the price to the Fund are not less favorable than what they would be with any other qualified firm.

OTHER INVESTMENT PRACTICES

     SECURITIES ISSUED BY BANK OF AMERICA, SEAFIRST AND AFFILIATES. A Portfolio may not invest in instruments or securities issued by Bank of America, Seafirst or any of their affiliates.

     OPTIONS. A Portfolio may purchase put and call options on listed securities and stock indexes so long as the aggregate premiums paid for options does not exceed 2% of the net assets of the Portfolio (this restriction does not apply to options on futures contracts). Put options may be purchased in order to protect the Portfolio's securities in expectation of a declining market and call options may be purchased to benefit from anticipated price increases in the underlying securities or index. A Portfolio may not write put options but may write fully covered call options as long as the Portfolio remains fully covered throughout the life of the option, either by owning the optioned securities or possessing a call issued by another writer that is identical in all respects to the call written by the Portfolio.

     FUTURES. The Asset Allocation Portfolio may purchase and sell both interest rate and stock index futures contracts (as well as purchase related options) as a hedge against anticipated fluctuations or changes resulting from relevant market conditions in the values of the securities held by the Portfolio or which it intends to purchase and where the transactions are economically appropriate for the reduction of risks inherent in the ongoing management of such Portfolio. Similarly, the Bond Portfolio may purchase and sell interest rate futures contracts (as well as purchase related options) and the Blue Chip Portfolio may purchase and sell stock index futures contracts (as well as purchase related options).

     A futures contract is a bilateral agreement pursuant to which two parties agree to take or make delivery of an amount of cash equal to a specified dollar amount times the difference between the value of a specified obligation or stock index (which assigns relative values to the common stocks included in the index) at the close of the last trading day of the contract and the price at which the futures contract is originally struck. No physical delivery of the underlying securities is normally made. A Portfolio may not purchase or sell a futures contract and purchase related options unless immediately after any such transaction the aggregate amount of margin deposits on its existing futures positions and the amount of premiums paid for related options does not exceed 5% of the Portfolio's total assets (after taking into account certain technical adjustments).

     VARIABLE RATE INSTRUMENTS. A Portfolio may invest in variable and floating rate instruments, which may include master demand notes. Although payable on demand by the investing Portfolio, master demand notes may not be marketable. Consequently, the ability to redeem such notes depends on the borrower's ability to pay, which will be continuously monitored by Bank of America. Such notes will be purchased only from domestic corporations that either: (a) are rated Aa or better by Moody's or AA or better by S&P; (b) have commercial paper rated at least Prime-2 by Moody's or A-2 by S&P or the equivalent by another nationally recognized statistical rating organization ("NRSRO"); (c) are backed by a bank letter of credit; or (d) are determined by Bank of America to be of a quality comparable to securities described in either clause (a) or (b).

     INVESTMENT COMPANY SECURITIES. In connection with the management of its daily cash position, the Portfolios may invest in securities issued by other investment companies which invest in short-term debt securities and which seek to maintain a $1.00 net asset value per share (i.e., "money market funds") (including money market funds advised by Bank of America). No more than 10% of the value of each Portfolio's total assets will be invested in securities of other investment companies, with no more than 5% invested in the securities of any one investment company; except that if a pending exemptive order is granted by the Securities and Exchange Commission, with respect to the investment in a money market mutual fund advised by Bank of America, a Portfolio is permitted to invest the greater of 5% of its net assets or $2.5 million. In addition, the Portfolios may each hold no more than 3% of the outstanding voting stock of any other investment company. As a shareholder of another investment company, a Portfolio would bear, along with other shareholders, its pro rata portion of the other investment company's expenses, including advisory fees.

     REPURCHASE AGREEMENTS. A Portfolio may enter into repurchase agreements. Under these agreements, the Portfolio will acquire securities from either a bank which has a commercial paper rating of A-2 or better by S&P or Prime-2 or better by Moody's, or the equivalent by another NRSRO, or a registered broker-dealer, and the seller will agree to repurchase such securities within a specified time at a fixed price (equal to the purchase price plus interest). Repurchase agreements are considered to be loans under the 1940 Act. Repurchase agreements maturing in more than seven days are considered to be illiquid investments and investment in such repurchase agreements along with any other illiquid securities will not exceed 10% of the value of the net assets of a Portfolio. Repurchase agreements will be entered into only for debt obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities, certificates of deposit, bankers' acceptances or commercial paper, and either the Master Trust's custodian or its agent will have physical possession of the securities or the securities will be transferred to the Master Trust's custodian, by appropriate entry in the Federal Reserve Bank's records and, in either case, will be maintained in a segregated account.

     Bank of America will monitor the value of securities acquired under repurchase agreements to ensure that the value of such securities will always equal or exceed the repurchase price under the repurchase agreement. If the other party to a repurchase agreement defaults, a Portfolio may incur a loss if the value of the securities securing the repurchase agreement declines and might incur disposition costs in connection with liquidating the securities. In addition, if bankruptcy proceedings are commenced with respect to the seller, realization upon the securities collateralizing the repurchase agreement by the Portfolio may be delayed or denied.

     REVERSE REPURCHASE AGREEMENTS. A Portfolio may enter into reverse repurchase agreements. Under these arrangements, the Portfolio will sell a security held by the Portfolio to either a bank which has a commercial paper rating of A-2 or better by S&P or Prime-2 or better by Moody's, or the equivalent by another NRSRO, or a registered broker-dealer, with an agreement to repurchase the security at an agreed date, price and interest payment. Reverse repurchase agreements involve the possible risk that the value of portfolio securities a Portfolio relinquishes may decline below the price the Portfolio must pay when the transaction closes. Reverse repurchase agreements are considered to be borrowings under the 1940 Act. Borrowings may magnify the potential for gain or loss on amounts invested resulting in an increase in the speculative character of a Portfolio's outstanding shares.

     SECURITIES LENDING. In order to earn additional income, a Portfolio may lend its portfolio securities to broker-dealers that Bank of America considers to be of good standing. Borrowers of portfolio securities may not be affiliated directly or indirectly with the Trust or such Portfolio. If the broker-dealer should become bankrupt, however, the Portfolio could experience delays in recovering its securities. A securities loan will be made only when, in Bank of America's judgment, the possible reward from the loan justifies the possible risks. In addition, such loans will not be made if, as a result, the value of securities loaned by the Portfolio exceeds 10% of its total assets. Securities loans will be fully collateralized.

     ASSET-BACKED SECURITIES. The Bond and Asset Allocation Portfolios may purchase asset-backed securities. Asset-backed securities consist of undivided fractional interest in pools of consumer loans (unrelated to mortgage loans) or receivables held in a trust. Examples include certificates for automobile receivables (CARS) and credit card receivables (CARDS). Payments of principal and interest on the loans or receivables are passed through to certificate holders. Asset-backed securities may be issued by either governmental or non-governmental entities. Payment on asset-backed securities of private issues is typically supported by some form of credit enhancement, such as a letter of credit, surety bond, limited guaranty, or subordination. The extent of credit enhancement varies, but usually amounts to only a fraction of the asset-backed security's par value until exhausted. Ultimately, asset-backed securities are dependent upon payment of consumer loans or receivables by individuals, and the certificate holder generally has no recourse to the entity that originated the loan or receivables. The underlying loans or receivables may be prepaid with the result of shortening the certificates' weighted average life. Prepayment rates vary widely and may be affected by changes in market interest rates. It is not possible to accurately predict the average life of a particular pool of loans or receivables. The proceeds of prepayments received by a Portfolio must be reinvested in securities whose yields reflect interest rates prevailing at the time. Thus, the Portfolio's ability to maintain a portfolio which includes high-yielding asset-backed securities will be adversely affected to the extent reinvestments are in lower yielding securities. The actual maturity and realized yield will therefore vary based upon the prepayment experience of the underlying pool of loans or receivables and prevailing interest rates at the time of prepayment. Asset-backed securities may be subject to greater risk of default during periods of economic downturn than other instruments. Also, while the secondary market for asset-backed securities is ordinarily quite liquid, in times of financial stress the secondary market may not be as liquid as the market for other types of securities, which could result in a Portfolio experiencing difficulty in valuing or liquidating such securities.

     WHEN-ISSUED SECURITIES AND FORWARD COMMITMENTS. The Asset Allocation and Bond Portfolios may purchase securities on a "when-issued" basis and may purchase or sell securities on a "forward commitment" basis. These transactions, which involve a commitment by a Portfolio to purchase or sell particular securities with payment and delivery taking place at a future date (perhaps one or two months later), permit the Portfolio to lock in a price or yield on a security, regardless of future changes in interest rates. When-issued and forward commitment transactions involve the risk that the price or yield obtained may be less favorable than the price or yield available when the delivery takes place. The Asset Allocation and Bond Portfolios will set aside in a segregated account cash or liquid securities equal to the purchase price of any when-issued or forward commitment transactions. A Portfolio's when-issued purchases and forward commitments will not exceed 25% of the value of such Portfolio's total assets absent unusual market conditions. The Asset Allocation and Bond Portfolios intend to engage in when-issued purchases and forward commitments only in furtherance of their respective investment objectives and not for speculative purposes.

     FOREIGN SECURITIES. Subject to each Portfolio's investment objectives and policies, a Portfolio may invest up to 25% of its net assets (at the time of purchase) in securities of foreign issuers that may or may not be publicly traded in the United States, such as Yankee bonds (dollar-denominated bonds sold in the United States by non-U.S. issuers) and Eurobonds (bonds issued in a country and sometimes a currency other than the country of the issuer). The Portfolios purchasing these securities may be subjected to additional risks associated with the holding of property abroad such as future political and economic developments, currency fluctuations, possible withholding of tax payments, possible seizure or nationalization of foreign assets, possible establishment of currency exchange control regulations or the adoption of other foreign government restrictions that might adversely affect the payment of principal or interest on foreign securities in a Portfolio, securities of some foreign companies are less liquid, and their prices more volatile than domestic companies, have less publicly available information about foreign companies, and the fact that foreign companies are not generally subject to uniform accounting, auditing and financial reporting standards, practices and requirements comparable to those applicable to domestic companies.

                            INVESTMENT RESTRICTIONS

     The following restrictions are fundamental policies and cannot be changed for any Fund without the approval of shareholders holding a majority of the outstanding shares of that Fund. Absent such approval, the Trust may not:

     (a) Borrow money for any Fund except for temporary emergency purposes and then only in an amount not exceeding 5% of the value of the total assets of that Fund. Borrowing shall, for purposes of this paragraph (a), include reverse repurchase agreements. Any borrowings, other than reverse repurchase agreements, will be from banks. The Trust will repay all borrowings in any Fund before making additional investments for that Fund and interest paid on such borrowings will reduce income;

     (b) Issue senior securities;

     (c) Make loans to other persons, except that a Fund may make time or demand deposits with banks, provided that time deposits shall not have an aggregate value in excess of 10% of a Fund's net assets, and may purchase bonds, debentures or similar obligations that are publicly distributed, may loan portfolio securities not in excess of 10% of the value of the total assets of such Fund, and may enter into repurchase agreements as long as repurchase agreements maturing in more than seven days do not exceed 10% of the value of the total assets of a Fund; or

     (d) Purchase on margin or sell short.

     A complete list of the investment restrictions is set forth in the Statement of Additional Information.

     If a percentage restriction is adhered to at the time of investment, a later increase or decrease in percentage resulting from a change in values of assets will not constitute a violation of that restriction. The other investment policies of the Funds may be changed without the approval of shareholders.

     The Portfolios are subject to the same investment restrictions as the Funds, except that the Portfolios are not permitted to invest all of their assets in other investment companies.

                           HOW TO INVEST IN THE TRUST

ELIGIBILITY FOR ADMISSION

     Only Eligible Retirement Accounts are qualified to invest in the Trust. Eligible Retirement Accounts include:

          -- Individual Retirement Accounts, including rollover accounts
             ("IRAs"), and Simplified Employee Pension Plans ("SEPs") for which Seafirst or one of its affiliates serves as a trustee or custodian that are exempt under Section 408(e) and that are maintained in conformity with Section 408(a) of the Internal Revenue Code ("Eligible IRAs"), and

          -- Qualified pension or profit sharing trusts, including corporate pension or profit-sharing trusts and pension or profit sharing trusts benefiting one or more self-employed individuals (generally referred to as H.R. 10 or Keogh plans) that are exempt under
             Section 501(a) and that are maintained in conformity with Section 401(a) of the Internal Revenue Code ("Eligible Pension or Profit Sharing Trusts").

     Maintenance of Eligible Retirement Account status is a prerequisite to all transactions with the Trust described below.

ESTABLISHING AN IRA, SEP OR ELIGIBLE PENSION OR PROFIT SHARING TRUST

     A set of documents for establishing an IRA, SEP or Eligible Pension or Profit Sharing Trust can be obtained from any branch or by calling 1-800-323-9919 in Washington and Alaska, or 1-800-441-8379 in Idaho.

INVESTING IN THE TRUST

     An Eligible Retirement Account can direct the investment of the Account assets into a Fund or Funds of the Trust using a form included with materials for establishing an Eligible Retirement Account. The form can also be obtained from any branch or by calling 1-800-323-9919 in Washington and Alaska, or 1-800-441-8379 in Idaho. The completed form can be returned in person at any branch or be mailed in Washington to Retirement Services, P.O. Box 84248, Seattle, Washington 98124, in Idaho to Retirement Services, P.O. Box 6900, Coeur d'Alene, Idaho, 83814-2002, or in Alaska to Retirement Services, P.O. Box 107007, Anchorage, Alaska, 99510-7007.

     The minimum initial investment for admission to a Fund is $500. There is no minimum requirement for subsequent investments. The Trust reserves the right to increase or decrease the minimum investment amounts. All assets will be invested in full and fractional shares at a purchase price equal to the net asset value per share next determined following receipt by the Trust of a shareholder's satisfactorily completed investment instructions and payment. See "Valuation of Shares." Investments are subject to determination by the Trust that the investment instruction form has been properly completed.

     Because shares are not transferable, certificates representing shares will not be issued. All shares purchased are confirmed by mail to the shareholder and are credited to the account of the shareholder on the Trust's books. The Trust reserves the right in its sole discretion to (i) suspend the availability of its shares and (ii) reject investment instructions when, in the judgment of the Board of Trustees, such suspension or rejection is in the best interest of the Trust.

     Each Fund's shares are sold on a continuous basis by Concord Financial Group, Inc. (the "Distributor"). The Distributor is an indirect wholly-owned subsidiary of The BISYS Group, Inc., and is located at 3435 Stelzer Road, Columbus, OH 43219.

REINVESTMENT OF DISTRIBUTIONS

     Any distributions made by the Asset Allocation Fund, the Blue Chip Fund, or the Bond Fund will be made on the last business day of the month to shareholders of record at the end of the prior business day. All distributions are automatically reinvested in additional shares of the Fund making the distribution. The Asset Allocation Fund and Bond Fund make monthly distributions, and the Blue Chip Fund makes distributions at least annually, if any.

                                  REDEMPTIONS

     All or a portion of the shares held in a Fund can be redeemed (sold) at any time. Redemptions may be effected by writing in Washington to Retirement Services, P.O. Box 84248, Seattle, Washington 98124, in Idaho to Retirement Services, P.O. Box 6900, Coeur d'Alene, Idaho 83814-2002 or in Alaska to Retirement Services, P.O. Box 107007, Anchorage, Alaska 99510-7007.

     The redemption price will be the net asset value per share next determined following receipt by the Trust of a shareholder's satisfactorily completed instructions. See "Valuation of Shares." The value of a share upon redemption may be more or less than the value when purchased, depending upon the net asset value of the Fund at the time of the redemption. Redemptions are subject to determination by the Trust that the investment instruction form or the redemption request and other distribution documents, if any, are complete. While payment for shares redeemed normally will be made in cash, if conditions exist making payment in cash undesirable, the Trust may make payment for the shares redeemed wholly or partly in securities or other property of the Fund, provided that all distributions made as of any one valuation date shall be made pro rata and on the same basis.

     Payment for shares redeemed will normally be made to the trustee of the shareholder within one business day of receipt by the Trust of redemption instructions, but in no event will payment be made more than seven days after receipt of redemption instructions except in the circumstances described below. The payment may be delayed or the right of redemption suspended on bank holidays or at a time when (a) trading on the New York Stock Exchange is restricted or the Exchange is closed, for other than customary weekends and holidays, (b) an emergency, as defined by rules of the Securities and Exchange Commission, exists making disposal of portfolio securities or determination of the value of the net assets of the Fund not reasonably practicable, or (c) the Securities and Exchange Commission has by order permitted such suspension.

                                   EXCHANGES

     Shares in any Fund may be exchanged without cost for shares in any other Fund, or for Pacific Horizon Shares of the Pacific Horizon Prime Fund, a money market fund for which Bank of America acts as investment adviser (collectively, the "Exchange Funds"). Exchanges may be effected by phone or by writing in Washington to Retirement Services, P.O. Box 84248, Seattle, Washington 98124, in Idaho to Retirement Services, P.O. Box 6900, Coeur d'Alene, Idaho 83814-2002, or in Alaska to Retirement Services, P.O. Box 107007, Anchorage, Alaska 99510-7007. To make an exchange by phone, call 1-800-323-9919 in Washington and Alaska, or 1-800-441-8379 in Idaho.

     The Trust will act upon the instruction of any person by telephone, deemed to be authorized, to exchange between Exchange Funds in an account. The Trust will employ procedures designed to provide reasonable assurance that instructions communicated by telephone are genuine and, if it does not do so, it may be liable for any losses due to unauthorized or fraudulent instructions. Calls may be recorded for the shareholder's protection. As a result of this telephone exchange policy, the shareholder will bear the risk of loss, if any, resulting from telephone instructions of a person reasonably believed to be a shareholder. During times of severe market or economic changes, telephone exchanges may be difficult to implement. Therefore, it is recommended that you send your exchange requests in writing.

     Any exchange will be based on the respective net asset values of the shares involved next determined after receipt by the Trust of a shareholder's instructions for an exchange.

                              VALUATION OF SHARES

     Net asset value per share for each Fund is determined by dividing the total value of the Fund's assets, less any liabilities, by the number of outstanding shares of the Fund. The value of the assets held in each Fund is determined as of 1:00 p.m., Seattle, Washington time (or at such other time as may be determined by the Board of Trustees) each day on which such value must be determined in accordance with the 1940 Act.

     As the assets of each Fund include its proportionate share of the assets and liabilities of the corresponding Portfolio of the Master Trust, the value of the Fund's assets depends on the net asset value per share of such Portfolio. The net asset value per share of each Portfolio is determined in the same manner as described above for the Funds. Except for debt securities held by a Portfolio with remaining maturities of 60 days or less, assets for which market quotations are available are valued at their market values based upon such market quotations. Debt securities held by the Portfolios with remaining maturities of 60 days or less are valued on the basis of amortized cost. Amortized cost valuation, which may be used as long as it approximates market value, involves valuing a security at its cost on the date of purchase or, its market value on the 61st day prior to maturity and adding or subtracting, ratably to maturity, any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the security. When approved by the Board of Trustees of the Master Trust, certain securities may be valued on the basis of valuations provided by an independent pricing service when such prices are believed to reflect the fair market values of such securities. In the absence of an ascertainable market value, assets are valued at the fair value using methods and procedures reviewed and approved by the Board of Trustees of the Master Trust.

                                  PERFORMANCE

     From time to time the Funds may advertise their yield or total return. Both types of performance are based on historical earnings and are not intended to indicate future performance. These yield and return figures are determined according to a formula prescribed by the Securities and Exchange Commission.

     To calculate yield, the Funds take the interest income (and dividend income, if any) they earn from their portfolio investments for a 30-day period (net of expenses). The Funds then divide such income by the number of Fund shares entitled to receive distributions and express the result as an annualized percentage rate based on each Fund's share price at the end of the 30-day period. The effective yield is calculated similarly, but, when annualized, the income earned by an investment in a Fund is assumed to be reinvested. The effective yield will be slightly higher than the yield because of the compounding effect of this assumed reinvestment. Also, because yield accounting differs from methods used for other accounting purposes, a Fund's yield may not equal the income reported on its financial statements.

     Return is the change in value, including reinvested earnings, after deductions of expenses, of a hypothetical $1,000 investment, and includes the changes in share price. A cumulative total return reflects a Fund's performance over a stated period of time. The Funds may also include in advertisements performance rankings compiled by independent organizations (e.g., Lipper Analytical Services, Inc.) which monitor mutual fund performance, and performance comparisons with other types of investments. Rankings of companies are historical and not intended to indicate future performance.

                          ADMINISTRATION OF THE TRUST

THE BOARD OF TRUSTEES

     The business and affairs of the Trust are managed under the direction of its Board of Trustees. See "Management of the Trust" in the Statement of Additional Information for information regarding the Trustees and officers of the Trust.

ADMINISTRATION SERVICES

     Under an Administration and Transfer Agency Agreement dated December 6, 1993 (the "Administration Agreement") between Seafirst and the Trust, Seafirst is responsible for certain accounting, administrative, transfer agency, and dividend disbursing services to the Trust. Pursuant to the Administration Agreement, Seafirst is, subject to the authority of the Board of Trustees, responsible for providing overall management of the Trust's business and affairs (other than investment management services, which are performed by Bank of America on behalf of the Portfolios of the Master Trust). For its services, Seafirst is entitled to receive a fee from the Funds at an annual rate of .29% of the average daily net asset value of the Funds, subject to the expense limitation discussed below. During the fiscal year ended February 29, 1996, the Bond, Asset Allocation and Blue Chip Funds paid administration fees to Seafirst at an effective annual rate at .12%, .29% and .29% of such Fund's respective average daily net assets, and Seafirst waived administration fees at an effective annual rate of .17% of the Bond Fund's average daily net assets.

     Individual Retirement Accounts, including those that do not invest in the Funds, are charged certain fees: each pays a $15 annual maintenance fee; and there is currently a $7 annual maintenance fee for a spousal retirement account. Other Eligible Retirement Accounts may be charged fees which vary according to the plan's sponsor.

     Seafirst is a national banking association which provides commercial banking and trust services throughout the State of Washington. The offices of Seafirst are located at 701 Fifth Avenue, Seattle, Washington 98104. Seafirst is a wholly-owned subsidiary of Seafirst Corporation, which is controlled by BankAmerica Corporation, both of which are bank holding companies.

     Concord provides officers and certain administrative and compliance monitoring services to the Funds on behalf of Seafirst pursuant to a Sub-Administration Agreement with Seafirst and is entitled to a fee from Seafirst, at an annual rate of .06% of each Fund's average daily net assets. Concord is an indirect, wholly-owned subsidiary of the BISYS Group, Inc. Its offices are located at 3435 Stelzer Road, Columbus, OH 43219. For its services, Concord is paid by Seafirst, not by the Trust. Concord also provides certain administrative services to the Master Trust. See "The Master Trust--The Master Trust Administration Agreement."

     Pursuant to the authority granted in its Administration Agreement, Seafirst has entered into a Sub-Accounting Services Agreement with PFPC, Inc. ("PFPC") under which PFPC, and an offshore affiliate of PFPC, performs certain services, e.g., calculating the net asset value of the Funds, calculating dividends and capital gains distributions to shareholders, and maintaining the books and records of the Funds. PFPC's offices are located at 103 Bellevue Parkway, Wilmington, Delaware 19809. It is an indirect wholly-owned subsidiary of PNC Bancorp, Inc., a bank holding company. For its services, PFPC is paid by Seafirst, not by the Trust. PFPC also provides certain accounting services to the Master Trust. See "The Master Trust--The Master Trust Administration Agreement."

     Seafirst is responsible for providing custodial services to the Trust. Seafirst has entered into a Sub-Custodian Services Agreement with PNC BANK, National Association, Broad and Chestnut Streets, Philadelphia, Pennsylvania, 19101, which provides these services to the Trust on behalf of Seafirst.

SHAREHOLDER SERVICE PLAN

     The Trust has adopted a Shareholder Service Plan (the "Plan") under which the Funds pay the Distributor for shareholder servicing expenses the Distributor pays to Service Organizations (which are institutions such as a bank or broker-dealer that has entered into a selling and/or servicing agreement with the Distributor).

     Shareholder servicing expenses include expenses incurred in connection with shareholder services provided by the Distributor and payments to Service Organizations for support services for the beneficial owners of Fund shares, such as: establishing and maintaining accounts and records relating to the Service Organization's clients who invest in Fund shares; assisting those clients in processing exchange and redemption requests and in changing dividend options and account designations; and responding to inquiries from clients concerning their investments.

     Under the Plan, payments by a Fund for shareholder servicing expenses may not exceed 0.25% (annualized) of the average daily net assets of such Fund's shares. Excluded from this calculation, however, are all shares acquired via a transfer of assets from trust and agency accounts at Seafirst. This amount may be reduced pursuant to undertakings by the Distributor. During the fiscal year ended February 29, 1996, each Fund made payments under the Plan at an effective annual rate of .25% of the Funds' respective average net assets.

     If in any month the Distributor is due more monies than are immediately payable because of the percentage limitation described above, the unpaid amount is "carried forward" from month to month while the Plan is in effect until such time when it may be paid. However, any "carried forward" amounts will not be payable beyond the fiscal year during which the amounts are accrued. No interest, carrying or other finance charge is borne by a Fund with respect to the amount "carried forward."

     The Glass-Steagall Act and other applicable laws, among other things, prohibit banks from engaging in the business of underwriting securities. If a bank were prohibited from acting as a Service Organization, its shareholder clients would be permitted to remain Trust shareholders and alternative means for continuing the servicing of such shareholders would be sought. In such event, changes in the operation of the Trust might occur and a shareholder serviced by such bank might no longer be able to avail itself of the automatic investment or other services then being provided by the bank. It is not expected that shareholders would suffer any adverse financial consequences as a result of any of these occurrences.

     In connection with providing such services, Seafirst has represented that it will not engage in activities which constitute acting as a broker or dealer under state law unless it has obtained any necessary licenses to do so.

EXPENSES OF THE TRUST

     Except as noted in this Prospectus, Seafirst bears all expenses in connection with the performance of its services. All other costs and expenses of operation of the Trust are paid by the Trust. The Funds also bear their pro rata shares of expenses of the Portfolios (see "The Master Trust--Expenses of the Master Trust").

     Seafirst has agreed that if a Fund's expenses (excluding interest, brokerage commissions, litigation expenses and certain other items), including its pro rata share of the expenses incurred by the corresponding Portfolio, were to exceed any limitations on expenses imposed by applicable state securities laws, Seafirst will bear the amount of the excess, to the extent required by the state limitations. Bank of America has agreed to reimburse Seafirst for any such amounts. Currently, the only applicable state expense limitation is an annual limitation equal to the sum of 2.5% of the first $30 million of a Fund's average net assets, 2% of the next $70 million of average net assets, and 1.5% of the remaining average net assets.

     In addition, Seafirst has agreed to reimburse the Funds in such amounts as are necessary to limit the expenses of the Funds, including their pro rata shares of the expenses incurred by the corresponding Portfolios (but excluding interest, brokerage commissions, litigation expenses and certain other items), to specified levels, depending on the levels of assets of the Portfolios in which the Funds invest their assets. In any given fiscal year, Seafirst's reimbursement will be in an amount sufficient to limit such expenses of each Fund to .95%, .85% or .75% of the Fund's average daily net assets if the average daily net assets of the Portfolio in which the Fund invests in such year is less than $250 million, $250 million through $500 million, or more than $500 million, respectively. Bank of America has agreed to reimburse Seafirst for any such amounts. These reimbursement agreements by their terms will remain in effect with respect to each Fund until such time as the Fund no longer invests substantially all its assets in the corresponding Master Fund, or Seafirst or Bank of America no longer provides services to the Fund or Master Fund, respectively, whichever is earlier.

                                THE MASTER TRUST

     Prior to December 6, 1993, Seafirst, as trustee of the Trust's predecessor, Collective Investment Trust for Seafirst Retirement Accounts, provided investment management services as well as administrative services. Since the reorganization of the Collective Investment Trust on that date, the assets of the Funds have been invested in the corresponding Portfolios of the Master Trust, and the Trust has not employed an investment manager.

     The Master Trust is a business trust which was established under the laws of the State of Delaware in October 1992. The business and affairs of the Master Trust are managed under the direction of its Board of Trustees. See "Management of the Master Trust" in the Statement of Additional Information for information regarding the Trustees and officers of the Master Trust. The offices of the Master Trust are located in the Cayman Islands.

THE INVESTMENT ADVISER

     Bank of America serves as the investment adviser to the Master Trust. Bank of America is a subsidiary of BankAmerica Corporation, a registered bank holding company. Its principal executive offices are located at 555 California Street, San Francisco, California 94104.

     Formed in 1904, Bank of America is a national banking association that provides commercial banking and trust business through an extensive system of branches across the western United States. Bank of America's principal banking affiliates operate branches in ten U.S. states as well as corporate banking, business credit and thrift offices in major U.S. cities and branches, corporate offices and representative offices in 37 countries.

     In the advisory agreement, Bank of America has agreed to manage each Portfolio's investments and to be responsible for, place orders for, and make decisions with respect to, all purchases and sales of the Portfolios' securities. The advisory agreement also provides that Bank of America may, in its discretion, provide advisory services through its own employees or employees of one or more of its affiliates that are under the common control of Bank of America's parent, BankAmerica Corporation, provided such employees are under the management of Bank of America. Bank of America may also employ a sub-adviser provided Bank of America remains fully responsible to the Master Trust for the acts and omissions of the sub-adviser.

     Since March 1996, the Fixed Income Division of the Investment Management Services Group of Bank of America is primarily responsible for the portfolio management services of the Bond Portfolio, and no one person is primarily responsible for making recommendations to that committee.

     The Asset Allocation Committee of Bank of America's Global Investment Management Division establishes general parameters for the selection of securities for the Asset Allocation Portfolio. Robert Pyles, Director of Research and Senior Portfolio Manager of BofA Capital Management, Inc. (a wholly-owned subsidiary of Bank of America), and Steven L. Vielhaber are primarily responsible for the selection of particular securities for the equity and fixed-income portions, respectively, of the Asset Allocation Portfolio. Mr. Pyles has been the Asset Allocation Portfolio's manager since November 1994 and has been associated with Seafirst, a wholly-owned subsidiary of Seafirst Corporation, which is controlled by BankAmerica Corporation (both of which are bank holding companies), since 1976. Mr. Pyles currently manages various common trust, employee benefit and individual accounts for Bank of America. Mr. Vielhaber has been the Asset Allocation Portfolio's manager since April 1994 and has been employed by Bank of America since 1993. Prior thereto, Mr. Vielhaber had been Director of Fixed Income Marketing at Dimensional Fund Advisers since 1990.

     Bank of America Illinois' Investment Advisory Division is responsible for the day-to-day investment activities of the Blue Chip Portfolio. The investment management team is headed by James Miller, Executive Vice President and Chief Investment Officer of BofA Illinois Investment Management (a wholly-owned subsidiary of Bank America Corporation). Mr. Miller has been manager of the Blue Chip Portfolio since May 1, 1995 and has been associated with BofA Illinois Investment Management (and its predecessor Continental Bank) since 1988. Mr. Miller is a Chartered Financial Analyst, a member of the Association of Investment Management and Research, and a former director of the Investment Analysts Society of Chicago.

     As compensation for its services under the advisory agreement, Bank of America is entitled to receive a fee at the annual rate of .45% of the average daily net assets of the Bond Portfolio, .55% of the average daily net assets of the Asset Allocation Portfolio, and .75% of the average daily net assets of the Blue Chip Portfolio. The fee paid by the Blue Chip Portfolio is higher than that paid by most other investment companies but is comparable to the fees paid by other investment companies with similar investment objectives and policies. These amounts may be reduced pursuant to undertakings by Bank of America. During the fiscal year ended February 29, 1996, Bank of America waived its entire fee as investment advisor to the Bond Portfolio. Additionally, during the fiscal year ended February 29, 1996, the Asset Allocation and Blue Chip Portfolios paid Bank of America advisory fees at an effective annual rate of .12% and .20% of such Portfolios' respective average daily net assets and Bank of America waived advisory fees at an effective annual rate of .43% and .55% of such Portfolios' respective average daily net assets.

     Bank of America will pay expenses of all employees, office space and facilities necessary to carry out its duties under the advisory agreement, and all expenses incurred by it in connection with acting as investment adviser, other than costs (including taxes and brokerage commissions) of securities purchased for the Portfolios. All other expenses incurred in the investment operations of the Master Trust are charged to the Portfolios. See "Administration of the Trust--Expenses" above for a discussion of Bank of America's agreement to reimburse Seafirst for certain amounts that Seafirst reimburses to the Funds.

THE MASTER TRUST ADMINISTRATION AGREEMENT

     Concord, through its offshore subsidiaries, is responsible for providing administrative services to the Master Trust.

     For its services as administrator, Concord is entitled to receive an administration fee from the Master Trust at the annual rate of .05% of each Portfolio's average daily net assets. During the fiscal year ended February 29, 1996, Concord waived its entire fee as administrator to the Bond Portfolio. Additionally, during the fiscal year ended February 29, 1996, the Asset Allocation and Blue Chip Portfolios paid administration fees at an effective annual rate of .01% and .01% of such Portfolios' respective average daily net assets, and Concord waived a portion of its fee at the effective annual rate of
 .04% and .04% of such Portfolios' respective average daily net assets.

     Pursuant to the authority granted in its administration agreement, Concord has entered into an agreement with PFPC under which PFPC, and an off-shore affiliate of PFPC, provides certain accounting, bookkeeping, pricing and distribution calculation services to the Portfolios. The Master Trust bears the fees and expenses charged by PFPC for its services.

CUSTODIAN

     PNC Bank, National Association, acts as custodian of the assets of the Master Trust.

EXPENSES OF THE MASTER TRUST

     Each Portfolio of the Master Trust is responsible for its operating expenses, other than expenses assumed by Bank of America under the advisory agreement and by Concord under the administration agreement. The expenses paid by the Master Trust include but are not limited to advisory fees; brokerage fees and commissions in connection with the purchase of portfolio securities; administration fees; taxes, if any; custodian, legal and auditing fees; fees and expenses of trustees who are not interested persons of Bank of America; printing and other expenses relating to the Portfolios' operations; and any extraordinary fees and expenses.

                                TAX INFORMATION

     The Trust intends to qualify each Fund as a regulated investment company under the Internal Revenue Code (the "Code"). Accordingly, so long as a Fund so qualifies, it will not be subject to federal income taxes on its net investment income and capital gains, if any, that it distributes to its shareholders in accordance with the Code.

     For federal income tax purposes, income earned by each Fund will not be taxable to the Eligible Retirement Accounts that are its shareholders or to Participants until a Participant receives, or is deemed under federal tax law to have received, a distribution from the Participant's Eligible Retirement Account. A distribution from the Participant's Eligible Retirement Account is a payment or a deemed payment from the Eligible Retirement Account to the Participant. A withdrawal by an Eligible Retirement Account from a Fund is a payment by the Fund to a shareholder in redemption of shares of the Trust. Therefore, withdrawals from a Fund can be made at any time by an Eligible Retirement Account without penalty and without the amount withdrawn being subject to federal income tax.

     The Portfolios are not required to pay federal income taxes on their net investment income and capital gains, because they are treated as partnerships for tax purposes. Any interest, dividends and gains or losses of a Portfolio will be deemed to have been "passed through" to the corresponding Fund and other investors in the Portfolio, regardless of whether such interest, dividends or gains have been distributed by the Portfolio or losses have been realized by the Fund and such other investors.

     The foregoing describes only the federal income tax status of the Funds and the Portfolios. It does not describe the taxation of distributions from Seafirst Retirement Accounts to Participants, nor applicable limitations on the deductibility of contributions to such Accounts. Participants should consult their tax advisors.

                               OTHER INFORMATION

DESCRIPTION OF SHARES AND VOTING RIGHTS

     A shareholder exercises the voting rights of the shares and is entitled to one vote for each full share (and a fractional vote for each fractional share) outstanding on the books of the Trust in the name of such shareholder or its nominee. The shares have noncumulative voting rights, which means that the holders of more than 50% of the shares voting in the election for members of the Board of Trustees can elect 100% of the members if they choose to do so. On any matter submitted to a vote of shareholders, all shares of the Trust then issued, outstanding and entitled to vote will be voted in the aggregate and not by Fund, except (i) when required by the 1940 Act, shares shall be voted by Fund, and
(ii) when the matter affects an interest of less than all of the Funds, then only shareholders that own shares of the affected Fund or Funds will be entitled to vote. Shares vote in the aggregate on such matters as election of members of the Board of Trustees and by Funds on such matters as the approval of investment advisory arrangements and changing certain investment restrictions.

     The Trust's Declaration of Trust requires the calling of a meeting of the shareholders of the Trust when ordered by the Board of Trustees of the Trust or when requested in writing by shareholders holding 10% of the shares entitled to vote at the meeting. The Board of Trustees of the Trust has also undertaken to call a meeting of the shareholders for the purpose of voting on the question of removal of members of the Board of Trustees of the Trust upon the written request of shareholders holding 10% of the shares entitled to vote at such a meeting, and in connection with such a meeting to assist in communications among such shareholders as required by the 1940 Act. Shareholder inquiries should be in writing addressed to Retirement Services, Seafirst Bank, P.O. Box 84248, Seattle, Washington 98124.

RELATIONSHIP TO THE MASTER TRUST

     Whenever a Fund is requested to vote on matters pertaining to the Master Trust or a corresponding Portfolio of the Master Trust, in the Fund's capacity as an investor in such Portfolio, the Trust will hold a meeting of its shareholders (or in the case of a matter pertaining only to a Portfolio, a meeting of the shareholders of the corresponding Fund) and cast its vote in the same proportions as the votes cast by such shareholders. The Trust will vote any shares for which it receives no voting instructions in the same proportion as the shares for which it does receive voting instructions.

                END OF PROSPECTUS FOR SEAFIRST RETIREMENT FUNDS

            BEGINNING OF PROSPECTUS FOR PACIFIC HORIZON FUNDS, INC.

PROSPECTUS

                                   PRIME FUND
        (An investment Portfolio Offered by Pacific Horizon Funds, Inc.)

    THIS PROSPECTUS APPLIES TO THE PACIFIC HORIZON SHARES OF THE PRIME FUND (THE "FUND"), A NO-LOAD DIVERSIFIED INVESTMENT PORTFOLIO OFFERED BY PACIFIC HORIZON FUNDS, INC. (THE "COMPANY"). THE COMPANY IS REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940 AS AN OPEN-END MANAGEMENT INVESTMENT COMPANY. THE FUND IS DESIGNED TO PROVIDE INVESTORS WITH DAILY LIQUIDITY.

    THE INVESTMENT OBJECTIVE OF THE FUND IS TO SEEK HIGH CURRENT INCOME AND STABILITY OF PRINCIPAL. THE FUND SEEKS TO ACHIEVE ITS INVESTMENT OBJECTIVE BY INVESTING SUBSTANTIALLY ALL OF ITS ASSETS IN A DIVERSIFIED PORTFOLIO OF U.S. DOLLAR-DENOMINATED "MONEY MARKET" INSTRUMENTS SUCH AS BANK CERTIFICATES OF DEPOSIT AND BANKERS' ACCEPTANCES, COMMERCIAL PAPER AND REPURCHASE AGREEMENTS, IN ADDITION TO OBLIGATIONS ISSUED OR GUARANTEED BY THE U.S. GOVERNMENT, ITS AGENCIES OR INSTRUMENTALITIES.

    PORTFOLIO SECURITIES HELD BY THE FUND HAVE REMAINING MATURITIES OF THIRTEEN MONTHS OR LESS FROM THE DATE OF PURCHASE BY THE FUND. PORTFOLIO SECURITIES WHICH HAVE CERTAIN PUT OR DEMAND FEATURES EXERCISABLE BY THE FUND WITHIN THIRTEEN MONTHS (AS WELL AS CERTAIN U.S. GOVERNMENT OBLIGATIONS WITH FLOATING OR VARIABLE INTEREST RATES) AND SECURITIES HELD AS COLLATERAL FOR REPURCHASE AGREEMENTS MAY HAVE LONGER MATURITIES.

    PACIFIC HORIZON SHARES MAY BE PURCHASED DIRECTLY FROM CONCORD FINANCIAL GROUP, INC., BY CLIENTS OF BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION THROUGH THEIR QUALIFIED TRUST AND AGENCY ACCOUNTS OR BY CLIENTS OF CERTAIN OTHER FINANCIAL SERVICE ORGANIZATIONS, SUCH AS BANKS OR BROKER-DEALERS ("SERVICE ORGANIZATIONS").

    BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("BANK OF AMERICA"), SAN FRANCISCO, CALIFORNIA, ACTS AS INVESTMENT ADVISER TO THE FUND. CONCORD FINANCIAL GROUP, INC. (THE "DISTRIBUTOR") SPONSORS THE FUND AND ACTS AS ITS DISTRIBUTOR AND CONCORD HOLDING CORPORATION ACTS AS ITS ADMINISTRATOR, NEITHER OF WHICH IS AFFILIATED WITH BANK OF AMERICA.

    THIS PROSPECTUS BRIEFLY SETS FORTH CERTAIN INFORMATION ABOUT THE FUND THAT YOU SHOULD KNOW BEFORE INVESTING. IT SHOULD BE READ AND RETAINED FOR FUTURE REFERENCE. ADDITIONAL INFORMATION ABOUT THE FUND, CONTAINED IN A STATEMENT OF ADDITIONAL INFORMATION DATED JULY 1, 1996 HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND IS AVAILABLE TO INVESTORS UPON REQUEST AND WITHOUT CHARGE BY CALLING THE FUND'S DISTRIBUTOR AT (800) 332-3863. THE STATEMENT OF ADDITIONAL INFORMATION, AS IT MAY FROM TIME TO TIME BE REVISED, IS INCORPORATED IN ITS ENTIRETY BY REFERENCE INTO THIS PROSPECTUS AND DISCUSSES CERTAIN SUBJECTS IN THIS PROSPECTUS FURTHER AS WELL AS OTHER MATTERS WHICH MAY BE OF INTEREST TO INVESTORS.

    Shares of the Fund are not bank deposits or obligations of, or guaranteed or endorsed by, Bank of America National Trust and Savings Association or any of its affiliates and are not federally insured by, guaranteed by, obligations of or otherwise supported by the U.S. Government, the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other governmental agency. The Fund seeks to maintain its net asset value per share at $1.00 for purposes of purchases and redemptions, although there can be no assurance that it will be able to do so on a continuous basis. Investment in the Fund involves investment risk, including the possible loss of principal amount invested.

    No person has been authorized to give any information or to make any representations, other than those contained in this Prospectus, in the Statement of Additional Information and the Fund's official sales literature, in connection with the offering of the Fund's shares and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or its distributor. This prospectus does not constitute an offer by the Fund or by the distributor to sell, or a solicitation of any offer to buy, any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful for the Fund or the distributor to make such offer in such jurisdiction.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
      COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
         PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.

                                  JULY 1, 1996

                                    CONTENTS

                                                                                         PAGE NO.
                                                                                         --------
Expense Summary..........................................................................     2
Financial Highlights.....................................................................     3
Investment Objective and Policies........................................................     4
Management of the Fund...................................................................     8
Purchases of Shares......................................................................    10
Redemption of Shares.....................................................................    12
Shareholder Services.....................................................................    14
Dividends, Distributions and Taxes.......................................................    16
Description of Shares....................................................................    17
Performance Calculations.................................................................    19


        DISTRIBUTOR:                              INVESTMENT ADVISER:
        Concord Financial Group, Inc.             Bank of America National Trust
        3435 Stelzer Road                         and Savings Association
        Columbus, OH 43219-3035                   555 California Street
                                                  San Francisco, CA 94104

                                EXPENSE SUMMARY

     The following table sets forth certain information regarding the shareholder transaction expenses imposed by the Fund with respect to Pacific Horizon Shares and the annual operating expenses incurred by the Fund's Pacific Horizon Shares during its last fiscal year. Actual expenses may vary. A hypothetical example based on the table is also shown.

                                                                                          PRIME
                                                                                           FUND
                                                                                          ------
  Shareholder Transaction Expenses
     Sales Load Imposed on Purchases............................................           None
     Sales Load Imposed on Reinvested Dividends.................................           None
     Deferred Sales Load(1).....................................................           None
     Redemption Fees............................................................           None
     Exchange Fee...............................................................           None
  Annual Fund Operating Expenses (as a percentage of average net assets)
     Management Fees............................................................            .20%
     Special Management Services Fee............................................  .32%
     Other Expenses.............................................................  .03%
                                                                                  ---
     All Other Expenses.........................................................            .35%
                                                                                          ------
  Total Operating Expenses......................................................            .55%
                                                                                          ========

---------------

(1) No contingent deferred sales load is charged, except that Pacific Horizon Shares of the Prime Fund acquired through an exchange of shares ("B Shares") of the Time Horizon Funds (an open-end investment company managed by Bank of America) offered with a contingent deferred sales charge ("CDSC") will be subject to a CDSC of up to a maximum of 5% upon redemption in accordance with the prospectus for the particular B Shares. See "Shareholder
    Services -- Exchanges."

                        Example                           1 YEAR     3 YEARS     5 YEARS     10 YEARS
                                                          -------    --------    --------    ---------
  You would pay the following expenses on a $1,000
  investment, assuming (1) a 5% annual return and (2)
  redemption at the end of each time period:*...........    $6         $18         $31          $69

---------------

* Example does not include deduction at redemption of a CDSC for Pacific Horizon Shares of the Prime Fund acquired through exchange of B Shares of the Time Horizon Funds.

     The foregoing Expense Summary and Example are intended to assist investors in Pacific Horizon Shares in understanding the various shareholder transaction and operating expenses of the class that investors bear either directly or indirectly. Investors bear operating expenses indirectly since they reduce the amount of income paid by the Fund to investors as dividends. From time to time, the investment adviser and administrator may prospectively waive a portion of their respective fees and/or assume certain expenses of the Fund. See "Management of the Fund" and "Description of Shares" for a more complete description of the expenses referred to above.

     THE EXAMPLE SHOWN ABOVE SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RETURN AND OPERATING EXPENSES. ACTUAL INVESTMENT RETURN AND OPERATING EXPENSES MAY BE MORE OR LESS THAN THOSE SHOWN.

                              FINANCIAL HIGHLIGHTS

     On March 30, 1984, the Company commenced its public sale of shares (Pacific Horizon Shares) in the Prime Fund, which was originally called the "Money Market Portfolio." On January 19, 1990, the Prime Fund of The Horizon Funds (the "Predecessor Prime Fund") was combined with the Money Market Portfolio of the Company; the Company changed the name of its resulting portfolio to "Prime Fund;" and, in addition to continuing its offering of Pacific Horizon Shares in such Fund and began offering Horizon Shares and Horizon Service Shares of the Prime Fund. The Company has also classified an X and S Share class of the Prime Fund. Horizon Shares, Horizon Service Shares, X Shares and S Shares are described in separate prospectuses. The shares of each class of the Fund represent equal pro rata interests in the Fund, except that they bear different expenses which reflect the difference in the range of services provided to them. Pacific Horizon Shares bear the expenses of a special management services agreement at an annual rate not to exceed 0.32% of the average daily net asset value of the Prime Fund's outstanding Pacific Horizon Shares. See "Description of Shares" below for certain differences among the Pacific Horizon Shares, Horizon Shares, Horizon Service Shares, S Shares and X Shares, including differences relating to expenses.

     The table below sets forth certain information concerning the investment results of Pacific Horizon Shares of the Fund for the periods indicated. The information contained in the Financial Highlights insofar as it pertains to each of the five fiscal years in the five year period ended February 29, 1996 has been audited by Price Waterhouse LLP, independent accountants of the Fund, whose unqualified report on the financial statements containing such information is incorporated by reference into the Statement of Additional Information, which may be obtained upon request. The information contained in the Financial Highlights for each of the three years in the period ended February 28, 1989 was audited by other independent accountants whose report dated April 20, 1989 expressed an unqualified opinion on the statements containing such information. The Financial Highlights should be read in conjunction with the financial statements and notes thereto and the unqualified report of independent accountants which are incorporated by reference into the Statement of Additional Information.

     Selected data for a Pacific Horizon Share outstanding throughout each of the periods indicated:

                                                                  YEAR ENDED
              -------------------------------------------------------------------------------------------------------------------
               FEB.        FEB.        FEB.        FEB.        FEB.        FEB.        FEB.        FEB.        FEB.        FEB.
                29,         28,         28,         28,         29,         28,         28,         28,         29,         28,
               1996+       1995+       1994+       1993+       1992        1991        1990        1989        1988        1987
              -------     -------     -------     -------     -------     -------     -------     -------     -------     -------
Net Asset
 Value per
 share,
 Beginning of
 Year........ $  1.00     $  1.00     $  1.00     $  1.00     $  1.00     $  1.00     $  1.00     $  1.00     $  1.00     $  1.00
              -------     -------     -------     -------     -------     -------     -------     -------     -------     -------
Income from
 Investment
 Operations
 Net
   Investment
   Income....  0.0539      0.0424      0.0287      0.0340      0.0558      0.0762      0.0855       .0738      0.0643      0.0606
 Net Realized
   Gain
   (Loss) on
Securities...  0.0004     (0.0227)    (0.0016)     0.0000      0.0005     (0.0001)     0.0001     (0.0002)     0.0003     (0.0001)
              -------     -------     -------     -------     -------     -------     -------     -------     -------     -------
Total Income
 from
 Investment
Operations...  0.0543      0.0197      0.0271      0.0340      0.0563      0.0761      0.0856      0.0736      0.0646      0.0605
Less
 Dividends
 from Net
 Investment
 Income...... (0.0539)    (0.0422)    (0.0287)    (0.0341)    (0.0557)    (0.0762)    (0.0855)    (0.0738)    (0.0643)    (0.0606)
Increase Due
 to Voluntary
 Capital
 Contribution
 from
 Investment
 Advisor.....  0.0000      0.0233      0.0000      0.0000      0.0000      0.0000      0.0000      0.0000      0.0000      0.0000
              -------     -------     -------     -------     -------     -------     -------     -------     -------     -------
Net Change in
 Net Asset
 Value per
 share.......  0.0004      0.0008     (0.0016)    (0.0001)     0.0006     (0.0001)     0.0001     (0.0002)     0.0003     (0.0001)
              -------     -------     -------     -------     -------     -------     -------     -------     -------     -------
Net Asset
 Value per
 share, End
 of Year..... $  1.00     $  1.00     $  1.00     $  1.00     $  1.00     $  1.00     $  1.00     $  1.00     $  1.00     $  1.00
              ========    ========    ========    ========    ========    ========    ========    ========    ========    ========
Total
 Return......    5.53%       4.30%*      2.91%       3.45%       5.72%       7.89%       8.90%       7.63%++     6.62%++     6.23%++
Ratios/Supplemental
 Data
 Net Assets,
   End of
   Year
 (millions).. $ 2,200     $ 1,129     $ 1,216     $   992     $ 1,413     $ 1,086     $   890     $   921     $   957     $   484
 Ratio of
   Expenses
   to Average
   Net
   Assets....    0.55%**     0.51%**     0.52%**     0.55%       0.56%       0.56%       0.63%       0.63%       0.58%       0.57%
 Ratio of Net
   Investment
   Income to
   Average
   Net
   Assets....    5.37%**     4.19%**     2.86%**     3.42%       5.51%       7.61%       8.52%       7.38%       6.42%       6.02%

---------------

   *  Total return includes the effect of a voluntary capital contribution from the investment adviser. Without this capital contribution, the total return would have been lower.
  **  Includes fee waivers and expense reimbursements which had the effect of reducing the ratio of expenses to average net assets and increasing the ratio of net investment income to average net assets by 0.01%, 0.05% and 0.01% for the years ended February 29, 1996, February 28, 1995 and February 28, 1994, respectively.
   +  Security Pacific National Bank served as investment adviser through April 21, 1992. Bank of America National Trust and Savings Association served as investment adviser commencing April 22, 1992.
  ++  Unaudited.

                       INVESTMENT OBJECTIVE AND POLICIES

     IN GENERAL. The Fund's investment objective is to seek high current income and stability of principal. It seeks to achieve its investment objective by investing in dollar-denominated debt securities with remaining maturities of thirteen months or less as defined by the Securities and Exchange Commission, and the dollar-weighted average portfolio maturity of the Fund will not exceed 90 days. All securities acquired by the Fund will be determined by the investment adviser, under guidelines established by the Company's Board of Directors, to present minimal credit risks. Securities acquired by the Fund will be U.S. Government securities or other "First Tier Securities" as defined by the Securities and Exchange Commission. First Tier Securities consist of instruments that are either rated at the time of purchase in the top rating category by one (if rated by only one) or more unaffiliated nationally recognized statistical rating organizations ("NRSROs") including Standard and Poor's Ratings Group, Division of McGraw-Hill ("Standard & Poor's"), Moody's Investors Service, Inc. ("Moody's"), Duff & Phelps Credit Co. ("Duff & Phelps") or Fitch Investors Service, Inc. ("Fitch") or are issued by issuers with such ratings. The Appendix to the Statement of Additional Information includes a description of the applicable NRSRO ratings. Unrated instruments (including instruments with long-term but no short-term ratings) purchased by the Fund will be of comparable quality to the rated instruments that the Fund may purchase, as determined by the Fund's investment adviser pursuant to guidelines approved by the Board of Directors.

     The Fund invests substantially all of its assets in a diversified portfolio of U.S. dollar-denominated money market instruments, such as bank certificates of deposit and bankers' acceptances, commercial paper (including variable and floating rate instruments) and repurchase agreements, in addition to obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities. Portfolio securities held by the Fund have remaining maturities of thirteen months or less from the date of purchase by the Fund. (Portfolio securities which are subject to repurchase agreements or have certain put or demand features exercisable by the Fund within thirteen months, as well as certain U.S. Government obligations with floating or variable interest rates, may have longer maturities.)

     In pursuing its investment objective, the Fund invests in a broad range of government, bank and commercial obligations that may be available in the money markets. The money market instruments in which the Fund invests will generally have neither as much risk nor as high a return as longer-term or lower-rated instruments. In accordance with current regulations of the Securities and Exchange Commission, the Fund intends to limit its investments in the securities of any single issuer (other than securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities) to not more than 5% of the Fund's total assets at the time of purchase, provided that the Fund may invest up to 25% of its total assets in the securities of any one issuer for a period of up to three business days.

     The Fund may purchase bank obligations such as certificates of deposit and bankers' acceptances issued or supported by the credit of domestic banks, foreign branches of domestic banks ("Euro CDs") or domestic branches of foreign banks ("Yankee CDs" and "Yankee BAs") or foreign branches of foreign banks ("Yankee Euros"). Such banks must have total assets at the time of purchase in excess of $2.5 billion. No more than 25% of the Prime Fund's total assets at the time of purchase may be invested in Yankee CDs and BAs, Euro CDs and Yankee Euros.

The Fund may also make interest-bearing savings deposits in such commercial banks in amounts not in excess of 5% of the Fund's total assets.

     The Fund may be subject to additional investment risks because it may hold securities issued by foreign branches of domestic banks, domestic branches of foreign banks and foreign branches of foreign banks (and, as described below, commercial paper issued by foreign issuers). These risks are different in some respects from those incurred by a fund which invests only in debt obligations of U.S. domestic issuers. Such risks include future political and economic developments, the possible imposition of withholding taxes on interest income payable on the securities by the particular country in which the branch is located, the possible seizure or nationalization of foreign deposits, the possible establishment of exchange controls or the adoption of other foreign governmental restrictions which might adversely affect the payment of principal and interest on these securities. In addition, foreign branches of domestic banks, domestic branches of foreign banks and foreign branches of foreign banks are not necessarily subject to the same regulatory requirements that apply to domestic branches of domestic banks (such as reserve requirements, loan limitations, examinations, accounting, auditing and recordkeeping requirements, and public availability of information) and the Fund may experience difficulties in obtaining or enforcing a judgment against the issuing bank.

     The Fund may purchase commercial paper, short-term notes and corporate bonds that meet the Fund's maturity limitations. Commercial paper purchased by the Fund may include instruments issued by foreign issuers, such as Canadian Commercial Paper ("CCP"), which is U.S. dollar-denominated commercial paper issued by a Canadian corporation or a Canadian counterpart of a U.S. corporation, and Europaper, which is U.S. dollar-denominated commercial paper of a foreign issuer.

     The Fund may also invest in commercial paper issued in reliance on the so-called "private placement" exemption from registration afforded by Section 4(2) of the Securities Act of 1933 ("Section 4(2) paper"). Section 4(2) paper is restricted as to disposition under the Federal securities laws and generally is sold to institutional investors such as the Fund that agree that they are purchasing the paper for investment and not with a view to public distribution. Any resale by the purchaser must be in an exempt transaction. Section 4(2) paper normally is resold to other institutional investors like the Fund through or with the assistance of the issuer or investment dealers that make a market in
Section 4(2) paper. Section 4(2) paper will not be subject to the Fund's 10% limitation on illiquid securities set forth below where the Board of Directors or Bank of America (pursuant to guidelines adopted by the Board) determines that a liquid trading market exists.

OTHER INVESTMENT PRACTICES

     GOVERNMENT OBLIGATIONS. The Fund may purchase obligations issued or guaranteed by the U.S. Government or its agencies and instrumentalities. Obligations of certain agencies and instrumentalities of the U.S. Government, such as the Small Business Administration, are backed by the full faith and credit of the United States. Others are backed by the right of the issuer to borrow from the U.S. Treasury (such as obligations of the Federal Home Loan
Bank), by the discretionary authority of the U.S. Government to purchase the agency's obligations (such as obligations of the Federal National Mortgage Association), or only by the credit of the agency or instrumentality issuing the obligation (such as the Student Loan Marketing Association). Securities issued or guaranteed by the U.S. Government and its agencies and instrumentalities have historically involved little risk of loss of principal if held to maturity. However, no assurance can be given that the U.S. Government would provide financial support to any agency or instrumentality if it is not obligated to do so by law.

     Certain securities issued or guaranteed by all governmental agencies may be prepaid by the issuer without penalty. Thus, when prevailing interest rates decline, the value of these securities is not likely to rise on a comparable basis with other debt securities that are not so prepayable. The proceeds of prepayments and scheduled payments of principal of these securities will be reinvested by the Fund at then-prevailing interest rates, which may be lower than the rate of interest on the securities on which these payments were received.

     "STRIPPED" SECURITIES. The Fund may invest in "stripped" securities, which are U.S. Treasury bonds and notes the unmatured interest coupons of which have been separated from the underlying principal obligation. Stripped securities are zero coupon obligations that are normally issued at a discount to their "face value," and may exhibit greater price volatility than ordinary debt securities because of the manner in which their principal and interest are returned to investors. A number of securities firms and banks have stripped the interest coupons and resold them in custodian receipt programs with different names such as Treasury Income Growth Receipts ("TIGRs") and Certificates of Accrual on Treasuries ("CATS"). Privately-issued stripped securities such as TIGRs and CATS are not themselves guaranteed by the U.S. Government, but the future payment of principal or interest on U.S. Treasury obligations which they represent is so guaranteed.

     REPURCHASE AGREEMENTS. The Fund may agree to purchase securities from financial institutions, such as banks and broker-dealers, as are deemed creditworthy by the Company's investment adviser under guidelines approved by the Board of Directors, subject to the seller's agreement to repurchase them at an agreed upon time and price ("repurchase agreements"). Although the securities subject to a repurchase agreement may bear maturities exceeding thirteen months, the Fund intends only to enter into repurchase agreements having maturities not exceeding 60 days. Securities subject to repurchase agreements are held either by the Company's custodian or sub-custodian, or in the Federal Reserve/Treasury Book-Entry System. The seller, under a repurchase agreement, will be required to deliver instruments the value of which is greater than the repurchase price. Default by the seller would, however, expose the Fund to possible loss because of adverse market action or delay in connection with the disposition of the underlying obligations. Repurchase agreements are considered to be loans under the Investment Company Act of 1940.

     REVERSE REPURCHASE AGREEMENTS. The Fund may borrow monies for temporary purposes by entering into reverse repurchase agreements in accordance with the investment restrictions described below. Pursuant to such agreements, the Fund would sell portfolio securities to banks and other financial institutions, and agree to repurchase them at an agreed upon date and price. At the time the Fund enters into a reverse repurchase agreement, it will place in a segregated custodial account liquid assets or high grade debt securities having a value equal to or greater than the repurchase price and the Company's investment adviser will continuously monitor the account to ensure that the value is maintained. The Fund would only enter into reverse repurchase agreements to avoid otherwise selling securities during unfavorable market conditions to meet redemptions. Reverse repurchase agreements involve the risk that the market value of the portfolio securities sold by the Fund may decline below the price of the securities the Fund is obligated to repurchase. Interest paid by the Fund in connection with a reverse repurchase agreement will reduce the net investment income of the Fund. Reverse repurchase agreements are considered to be borrowings under the Investment Company Act of 1940.

     VARIABLE AND FLOATING RATE INSTRUMENTS. Securities purchased by the Fund may include variable and floating rate instruments, which may have a stated maturity in excess of the Fund's maturity limitations but which will, except for certain U.S. Government obligations, permit the Fund to demand payment of the principal of the instrument at least once every thirteen months upon not more than thirty days' notice. Variable and floating rate instruments may include variable amount master demand notes that permit the indebtedness thereunder to vary in addition to providing for periodic adjustments in the interest rate. There may be no active secondary market with respect to a particular variable or floating rate instrument. Nevertheless, the periodic readjustments of their interest rates tend to assure that their value to the Fund will approximate their par value. Illiquid variable and floating rate instruments (instruments which are not payable upon seven days notice and do not have an active trading market) that are acquired by the Fund are subject to the Fund's percentage limitations regarding securities that are illiquid or not readily marketable. The Fund's investment adviser will continuously monitor the creditworthiness of issuers of variable and floating rate instruments in which the Fund invests, and their ability to repay principal and interest.

     Variable and floating rate instruments purchased by the Fund may include participation certificates issued by trusts or financial institutions in variable and floating rate obligations owned by such issuers or affiliated organizations. A participation certificate gives the Fund a specified undivided interest (up to 100%) in the underlying obligation and the right to demand payment of the unpaid principal balance plus accrued interest on the participation interest from the institution upon a specified number of days' notice. If the credit of the obligor is of minimal credit risk, no credit support from a bank or other financial institution will be necessary. In other circumstances, the participation certificate will be backed by an irrevocable letter of credit or guarantee of a bank, or will be insured by an insurer, that the Fund's investment adviser has determined meets the quality standards for the Fund. If a participation interest is backed by an irrevocable letter of credit or guarantee of a bank or is insured as described above, the Fund will usually have the right to sell the interest back to the institution or draw on the letter of credit or insurance policy on demand after a specified notice period, for all or any part of the principal amount of the participation interest plus accrued interest. Although a participation interest may be sold by the Fund, under normal circumstances they will be held until maturity.

     The Fund may also invest in obligations which provide for a variable or floating interest rate which is determined through a periodic "auction process." From time to time, holders of the obligations have the right to tender any such obligations to a remarketing agent which then remarkets the obligations which have been tendered and thereby determines a new interest rate for the following period.

     WHEN-ISSUED PURCHASES, FORWARD COMMITMENTS AND DELAYED SETTLEMENTS. The Fund may purchase securities on a "when-issued" basis and may purchase or sell securities on a "forward commitment" or "delayed settlement" basis. When-issued and forward commitment transactions, which involve a commitment by the Fund to purchase or sell particular securities with payment and delivery taking place at a future date (perhaps one or two months later), permit the Fund to lock in a price or yield on a security it owns or intends to purchase or sell, regardless of future changes in interest rates. Delayed settlement describes a securities transaction in a secondary market for which settlement will occur sometime in the future. When-issued, forward commitment and delayed settlement transactions involve the risk, however, that the yield or price obtained in a transaction may be less favorable than the yield or price available in the market when the securities delivery takes place. The Fund's forward commitments, when-issued purchases and delayed settlements are not expected to exceed 25% of the value of its total assets absent unusual market conditions. The Fund's liquidity and the ability of its investment adviser to manage its portfolio may be adversely affected in the event the Fund's forward commitments, commitments to purchase when-issued securities and delayed settlements ever exceed 25% of the value of its total assets. The Fund does not intend to engage in these transactions for speculative purposes but only in furtherance of their investment objectives.

     INVESTMENT LIMITATIONS. The Fund's investment objective is a fundamental policy that may not be changed without a vote of the holders of a majority of the Fund's outstanding shares (as defined in the Investment Company Act of 1940). The Fund's policies may be changed by the Company's Board of Directors without the affirmative vote of the holders of a majority of the Fund's outstanding shares, except that the investment limitations set forth below may not be changed without such a vote of shareholders. A description of certain other fundamental investment limitations is contained in the Statement of Additional Information.

     The Fund may not:

          1. Purchase any securities which would cause 25% or more of the Fund's total assets at the time of purchase to be invested in the securities of one or more issuers conducting their principal business activities in the same industry, provided that (a) there is no limitation with respect to obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities or domestic bank certificates of deposit, bankers' acceptances and repurchase agreements secured by instruments of domestic branches of U.S. banks or obligations of the U.S. Government, its agencies or instrumentalities; (b) wholly-owned finance companies will be considered to be in the industries of their parents if their activities are primarily related to financing the activities of the parents; and (c) the industry classification of utilities will be determined according to their service. For example, gas, gas transmission, electric and gas, electric and telephone will each be considered a separate industry.

          2. Borrow money or issue senior securities, except that the Fund may borrow from banks or enter into reverse repurchase agreements to meet redemptions or for other temporary purposes in amounts up to 10% of its total assets at the time of such borrowing; or mortgage, pledge or hypothecate any assets except in connection with any such borrowing and in amounts not in excess of the lesser of the dollar amount borrowed or 10% of its total assets at the time of such borrowing; or purchase securities at any time after such borrowings (including reverse repurchase agreements) have been entered into and before they are repaid.

          3. Purchase securities without available market quotations which cannot be sold without registration or the filing of a notification under federal or state securities laws; enter into repurchase agreements providing for settlement more than seven days after notice; or purchase any other securities deemed illiquid by the Directors if, as a result, such securities and repurchase agreements would exceed 10% of the Fund's total assets.

     The Fund intends that, except as stated above under "Other Investment Practices -- Variable and Floating Rate Instruments," variable amount master demand notes with maturities of nine months or less as well as any investments in securities that are not registered under the Securities Act of 1933 but that may be purchased by institutional buyers under Rule 144A and for which a liquid trading market exists as determined by the Board of Directors or Bank of America (pursuant to guidelines adopted by the Board) will not be subject to the 10% limitation on illiquid securities set forth in Investment Limitation No. 2 above.

     INVESTMENT DECISIONS. Investment decisions for the Fund are made independently from those for other portfolios of the Company and other investment companies and common trust funds managed by Bank of America and its affiliated entities. Such other investment companies and common trust funds may also invest in the same securities as the Fund. When a purchase or sale of the same security is made at substantially the same time on behalf of the Fund and another portfolio, investment company or account, available investments or opportunities for sales will be allocated in a manner which Bank of America believes to be equitable. In some instances, this investment procedure may adversely affect the price paid or received by the Fund or the size of the position obtained or sold by the Fund. In addition, in allocating purchase and sale orders for portfolio securities (involving the payment of brokerage commissions or dealer concessions), Bank of America may take into account the sale of shares of the Fund by broker-dealers and other financial institutions (including affiliates of Bank of America and the Distributor), provided Bank of America believes that the quality of the transaction and the amount of the commission are not less favorable than what they would be with any other unaffiliated qualified firm.

                             MANAGEMENT OF THE FUND

     BOARD OF DIRECTORS. The business of the Company is managed under the direction of its Board of Directors. Information about the Directors and officers of the Company is included in the Statement of Additional Information.

     INVESTMENT ADVISER. Bank of America serves as the Fund's investment adviser. Bank of America, which has principal offices at 555 California Street, San Francisco, California 94104, is a national banking association formed in 1904 which provides commercial banking and trust business through an extensive system of branches across the western United States. Bank of America's principal banking affiliates operate branches in ten U.S. states as well as corporate banking, business credit and thrift offices in major U.S. cities. In addition, it has branches, corporate offices and representative offices in 36 foreign countries. Bank of America is the successor by merger to Security Pacific National Bank ("Security Pacific"), which previously served as investment adviser to the Company since it commenced operations in 1984. Bank of America and its affiliates have over $48 billion under management, including over $12 billion in mutual funds. Bank of America is a subsidiary of BankAmerica Corporation, a registered bank holding company.

     As investment adviser Bank of America manages the investments of the Fund and is responsible for all purchases and sales of the Fund's portfolio securities. For its investment advisory services Bank of America is entitled to receive a fee accrued daily and payable monthly at the following annual rates:
 .10% of the first $3 billion of the Fund's net assets, plus .09% of the next $2 billion of the Fund's net assets, plus .08% of the Fund's net assets over $5 billion. For the fiscal year ended February 29, 1996, the Fund paid Bank of America advisory fees at the effective annual rate of .10% of the Fund's average daily net assets. This amount may be reduced pursuant to certain undertakings by Bank of America described below under "Fee Waivers."

     In addition, Bank of America is entitled to fees under the Company's Special Management Services Agreement with respect to the Fund's Pacific Horizon Shares. Bank of America and Service Organizations may also receive fees charged directly to their customers' accounts in connection with investments in Pacific Horizon shares of the Fund.

     ADMINISTRATOR. Concord Holding Corporation (the "Administrator") serves as the Company's administrator and assists generally in supervising the Fund's operations. The Administrator is a wholly owned subsidiary of The BISYS Group, Inc. Its offices are located at 3435 Stelzer Road, Columbus, OH 43219.

     Under its Basic Administrative Services Agreement for the Fund, the Administrator has agreed to provide facilities, equipment and personnel to carry out administrative services that are for the benefit of all series of shares in the Fund, including coordination of reports to shareholders and reports to the Securities and Exchange Commission; calculation of the net asset value of Fund shares and dividends and capital gains distributions to shareholders; payment of the costs of maintaining the Fund's offices; preparation of tax returns; provision of internal legal and accounting compliance services; maintenance (or oversight of the maintenance by others approved by the Board of Directors) of the Fund's books and records; and the provision of various services for shareholders who have made a minimum initial investment of at least $500,000, including the provision of a facility to receive purchase and redemption orders for the accounts of such shareholders.

     For its administrative services the Administrator is entitled to receive an administration fee computed daily and payable monthly at the following annual rates: .10% of the first $7 billion of the Fund's net assets, plus .09% of the next $3 billion of the Fund's net assets, plus .08% of the Fund's net assets over $10 billion. For the fiscal year ended February 29, 1996, the Fund paid the Administrator administration fees at the effective annual rate of .10% of the Fund's average daily net assets.

     Pursuant to the authority granted in its agreement with the Company, the Administrator has entered into an agreement with The Bank of New York under which the bank performs certain of the services listed above -- e.g., calculating the net asset value of Fund shares and dividends to shareholders and maintaining the Fund's books and records. The Fund bears all fees and expenses charged by The Bank of New York for these services.

     DISTRIBUTOR. Concord Financial Group, Inc. (the "Distributor") is the principal underwriter and distributor of shares of the Fund. The Distributor is a wholly owned subsidiary of the Administrator organized to distribute shares of mutual funds to institutional and retail investors. Its offices are located at 3435 Stelzer Road, Columbus, OH 43219.

     The Distributor makes a continuous offering of the Fund's shares and bears the costs and expenses of printing and distributing to selected dealers and prospective investors copies of any prospectuses, statements of additional information and annual and interim reports of the Fund (after such items have been prepared and set in type by the Fund) which are used in connection with the offering of shares, and the costs and expenses of preparing, printing and distributing any other literature used by the Distributor or furnished by it for use by selected dealers in connection with the offering of the Fund's shares for sale to the public.

     CUSTODIAN AND TRANSFER AGENT. The Bank of New York, located at 90 Washington Street, New York, New York 10286, serves as custodian for the Fund and Bank of America serves as the Fund's sub-custodian. BISYS Fund Services, Inc., 3435 Stelzer Road, Columbus, OH 43219 (the "Transfer Agent"), serves as the Fund's transfer agent and dividend disbursing agent. The Company has also entered into a Cash Management and Related Services Agreement with The Bank of New York pursuant to which The Bank of New York receives and disburses funds in connection with wire purchases and wire redemptions of and the payment of dividends and other distributions with respect to the Fund's shares.

     SPECIAL MANAGEMENT SERVICES AGREEMENT. The Company has entered into a Special Management Services Agreement with Bank of America and the Administrator with respect to the Fund's Pacific Horizon Shares. Under the agreement, Bank of America and the Administrator have agreed to develop and monitor the investor programs that are offered from time to time in connection with Pacific Horizon Shares; provide dedicated walk-in and telephone facilities to handle shareholder inquiries and serve investor needs; develop and maintain the registration or qualification of Pacific Horizon Shares for sale under state securities laws; pay for the operation of arrangements that facilitate same-day share purchases by customers of Bank of America through the use of a joint repurchase agreement and assume the expense of payments made to third parties for services provided in connection with the investments of their customers in provision of a facility to receive purchase and redemption orders for shareholders who have made a minimum initial investment of less than $500,000.

     For the services provided and expenses assumed pursuant to the Special Management Services Agreement, Bank of America (Security Pacific prior to its merger with Bank of America) and the Administrator are entitled to receive an aggregate fee, computed daily and payable monthly, at the annual rate of .32% of the average net asset value of the Prime Fund's outstanding Pacific Horizon Shares. For the fiscal year ended February 29, 1996, the Prime Fund paid aggregate fees pursuant to the Special Management Services Agreement at the effective annual rate of .32% of the average net assets of its Pacific Horizon Shares. As stated below under "Description of Shares," such fees are borne by the Fund's Pacific Horizon Shares are not paid with respect to the Fund's other series of shares.

     FEE WAIVERS. Except as noted in this Prospectus and the Statement of Additional Information, the Fund's service contractors bear all expenses in connection with the performance of their services and the Fund bears the expenses incurred in its operations. From time to time during the course of the Fund's fiscal year, Bank of America and/or the Administrator may prospectively waive payment of fees and/or assume certain expenses of the Fund as a result of competitive pressures and in order to protect the business and reputation of Bank of America and the Administrator. This will have the effect of lowering the overall expense ratio of the Fund and of increasing the Fund's yield to investors at the time such fees are not received or amounts are assumed and of increasing the overall expense ratio of the Fund and of decreasing yield to investors when such fees are not waived or amounts are not reimbursed.

                              PURCHASES OF SHARES

     Pacific Horizon Shares may be purchased directly from the Distributor, by clients of Bank of America through their qualified trust and agency accounts or by clients of Service Organizations without a charge imposed by the

Fund, although Bank of America and Service Organizations may charge a fee for providing administrative services in connection with investments in shares of the Fund. The minimum initial investment is $500, except for purchases through Bank of America's trust and agency accounts or through a Service Organization whose clients have made aggregate minimum purchases of $1,000,000, in which event the minimum initial investment is $100, or as otherwise described below under "Shareholder Services." The minimum subsequent investment is $50, except for investments arising from automatic investment transactions on behalf of Bank of America's trust and agency accounts, as to which there is no minimum. Bank of America and Service Organizations may impose minimum customer account and other requirements in addition to those imposed by the Fund. The Fund reserves the right to reject any purchase order. Persons wishing to purchase shares through their accounts at Bank of America or a Service Organization should contact such entity directly for appropriate instructions. Other investors may purchase shares in the manner described below.

     An investor desiring to make an initial purchase of shares by mail should complete an Account Application and mail the Application and a check payable to "Pacific Horizon Prime Fund" to the address on the Account Application. All subsequent purchases of shares made by mail should be delivered to Pacific Horizon Funds, Inc., File No. 54634, Los Angeles, California 90074-4634. Initial purchases of shares into a new account may not be made by wire. However, an investor desiring to make a subsequent purchase of shares into an already existing account by wire should contact the Transfer Agent at (800) 346-2087 for complete wiring instructions and request his bank to transmit immediately available funds by wire for purchase of shares in the investor's name. It is important that the wire include the investor's name and Fund account number. An investor should contact his bank for information on remitting funds in this manner, including any charges imposed by the bank for wiring funds. Payments which are hand delivered must be delivered directly to the Transfer Agent at 3435 Stelzer Road, Columbus, OH 43219.

     A fee will be imposed by the Transfer Agent if any check used for investment in an account does not clear. All payments should be in U.S. dollars. Purchase orders in proper form are effected on a day on which both the Fund's custodian and the New York Stock Exchange (the "Exchange") are open for business (a "Business Day") at the net asset value per share next determined after receipt by the Transfer Agent at its Columbus office of both an order and federal funds. Purchases will not be effected until payments made in other than federal funds are converted to federal funds, which is ordinarily within two business days of receipt. Purchase orders effected through automatic investment transactions on behalf of Bank of America's trust and agency accounts are received by Bank of America as sub-custodian for the Fund before 12:00 noon (Pacific time) and are effected as of 4:00 p.m. (Eastern time) on the same day. It is the responsibility of Bank of America or the Service Organization involved to transmit orders for the purchases of shares by its customers to the Transfer Agent and deliver required funds on a timely basis, in accordance with the procedures stated above. Share purchases and redemptions executed through Bank of America or a Service Organization are executed only on days on which the particular institution and the Fund are open for business.

     The net asset value per share of the Pacific Horizon Shares of the Prime Fund is the value of all securities and other assets owned by the Fund that are allocable to such class, less the liabilities charged to such class, divided by the number of outstanding shares of such class. The net asset value per share of the Fund is determined on each Business Day as of 2:30 p.m. Eastern time and the close of regular trading hours on the Exchange (or 4:00 p.m. Eastern time if the Exchange is closed). In computing net asset value, the Fund uses the amortized cost method of valuation as described in the Statement of Additional Information under "Additional Purchase and Redemption Information -- Valuation." The net asset value per share for purposes of pricing purchase and redemption orders for the Fund is determined independently of that for other portfolios of the Company. For price and yield information call (800) 346-2087.

     Federal regulations require that each investor provide a certified Taxpayer Identification Number upon opening or reopening an account. See the Fund's Account Application for further information about this requirement.

     The Company will obtain a representation from Service Organizations (as well as from Bank of America and the Administrator) that they will be licensed as dealers as required by applicable law or will not engage in activities which would require them to be so licensed.

     TELETRADE. Although the privilege may not be used to make an initial purchase, an investment in Pacific Horizon Shares of the Fund entitles an investor to purchase Fund shares (minimum of $500 and maximum of $50,000 per transaction) without charge by telephone unless he indicates on the Account Application or in a subsequent written notice to the Transfer Agent that he does not wish to use the TeleTrade Privilege. Appropriate information concerning the investor's bank must be provided on the Account Application or in a subsequent signature guaranteed letter of instruction to the Transfer Agent before the TeleTrade Privilege may be used. The proceeds will be transferred between the checking, NOW or bank money market account designated in one of these documents and the investor's Fund account. Only an account maintained at a domestic financial institution which is an Automated Clearing House member may be so designated. TeleTrade purchases will be effected at the net asset value next determined after receipt of payment by the Fund's Transfer Agent. The Company may modify this Privilege at any time or charge a service fee upon notice to shareholders. No such fee currently is contemplated.

     An investor who has selected the TeleTrade Privilege may request TeleTrade purchases by telephoning the Transfer Agent at (800) 346-2087. The TeleTrade Privilege may not be available to certain clients of Bank of America or particular institutional investors.

                              REDEMPTION OF SHARES

     Investors whose shares are purchased through accounts at Bank of America or a Service Organization may redeem all or part of their Pacific Horizon Shares in accordance with the instructions pertaining to such accounts. If such investors are also the shareholders of record of those accounts on the books of the Transfer Agent, they may redeem shares in accordance with the procedures described below under "Regular Redemption." Such investors wishing to use the other redemption methods must arrange with Bank of America or a Service Organization for delivery of the required application(s) to the Transfer Agent. Redemption orders are effected on a Business Day at the net asset value per share next determined after receipt of the order by the Transfer Agent. Pacific Horizon Shares of the Fund acquired through exchange of B Shares of the Time Horizon Funds are subject to a CDSC upon redemption in accordance with the prospectus for the particular B Shares. For purposes of computing the CDSC, the length of time of ownership will be measured from the date of the original purchase of B Shares and will not include any period of ownership of the Pacific Horizon Shares of the Fund. It is the responsibility of Bank of America or the Service Organization to transmit the redemption order and credit its customer's account with the redemption proceeds on a timely basis. Other investors may redeem all or part of their shares in accordance with one of the following procedures.

     REGULAR REDEMPTION. An investor may redeem shares in any amount by sending a written request to the Prime Fund, c/o Pacific Horizon Funds, Inc., P.O. Box 80221, Los Angeles, CA 90080-9909. Redemption orders are effected upon receipt by the Transfer Agent at its Columbus office. Redemption requests delivered to the Company other than by mail must be delivered to the offices of the Transfer Agent at 3435 Stelzer Road, Columbus, OH 43219. While the Company no longer issues share certificates, shares for which certificates previously had been issued may not be redeemed unless the certificates have been submitted to the Transfer Agent and endorsed for transfer.

     Redemption requests must be signed by each shareholder, including each joint owner on redemption requests for joint accounts. A redemption request for
(i) an amount in excess of $50,000 per day, (ii) any amount if the proceeds are to be sent elsewhere than the address of record and (iii) an amount of $50,000 or less if the address of record has not been on file with the Transfer Agent for a period of 60 days, must be accompanied by a signature guarantee. The guarantor of a signature must be a bank that is a member of the FDIC, a trust company, a member firm of a national securities exchange or other eligible guarantor institution. The Transfer Agent will not accept guarantees from notaries public. Signatures on endorsed certificates submitted for redemption must also be guaranteed. Guarantees must be signed by an authorized signatory of the guarantor institution and "Signature Guaranteed" must appear with the signature.

     TELETRADE. An investor may redeem shares in the same manner and subject to the same limitations as described under "Purchases of Shares -- TeleTrade" above. Redemption proceeds will be on deposit in the investor's account at a domestic financial institution which is an Automated Clearing House member bank ordinarily two business days after receipt of the redemption request. An investor may also request that redemption proceeds be sent by check. Checks will be sent only to the registered owner(s) and only to the address of record. An investor who has selected the TeleTrade Privilege may request TeleTrade redemptions by telephoning the Transfer Agent at (800) 346-2087. Shares issued in certificate form are not eligible for this Privilege. Neither the Company nor any of its service contractors will be liable for any loss or expense for acting upon any telephone instructions that are reasonably believed to be genuine. In attempting to confirm that telephone instructions are genuine, the Company will use such procedures as are considered reasonable, including requesting certain personal or account information to confirm the identity of the shareholder.

     WIRE REDEMPTION. An investment in Pacific Horizon Shares of the Fund automatically entitles an investor to redeem shares by wire unless he has indicated on the Account Application or in a subsequent signature guaranteed written notice to the Transfer Agent that he does not wish to use this method of redemption. Appropriate information concerning the investor's bank must be provided on the Account Application or in a subsequent signature guaranteed letter of instruction to the Transfer Agent before shares may be redeemed by wire. Shareholders may instruct the Transfer Agent to redeem shares in the Fund on written, telegraphic, or telephone instructions from any person representing himself to be the investor and believed by the Transfer Agent to be genuine. The responsibility of the Transfer Agent and certain other parties for telephonic instructions believed to be genuine is discussed in the preceding paragraph. The proceeds of redemption will normally be wired in federal funds to the commercial bank specified by the investor on the Account Application. Redemption proceeds must be in an amount of at least $1,000, and may be subject to limits as to frequency and overall amount. Wire redemptions may be terminated or modified by the Fund at any time. Shares issued in certificate form are not eligible for wire redemption. A shareholder should contact his bank for information on any charges imposed by the bank in connection with the receipt of redemption proceeds by wire. During periods of substantial economic or market change, telephone wire redemptions may be difficult to implement. If an investor is unable to contact the Transfer Agent by telephone, shares may also be redeemed by delivering the redemption request in person to the Transfer Agent or by mail as described above under "Regular Redemption." For additional information concerning wire redemptions, see the Statement of Additional Information and the Fund's Account Application.

     CHECK REDEMPTION. An investor may request on the Account Application that the Company provide Redemption Checks ("Checks") drawn on the Fund. Checks will be sent only to the registered owner(s) and only to the address of record. The Account Application must be manually signed by the registered owner(s). Checks may be made payable to the order of any person in the amount of $500 or more. Dividends are earned until the Check clears the Transfer Agent. When a Check is presented to the Transfer Agent for payment, the Transfer Agent, as the investor's agent, will cause the Fund to redeem a sufficient number of the investor's shares to cover the amount of the Check and any applicable CDSC. There is no charge to the investor for the use of the Checks;

however, the Transfer Agent will impose a charge for stopping payment of a Check upon the request of the investor, or if the Transfer Agent cannot honor a Check due to insufficient funds or other valid reason. Because dividends accrue daily and because a CDSC may be applicable, Checks should not be used to close an account. Shares for which stock certificates have been issued may not be redeemed by Check.

     OTHER REDEMPTION INFORMATION. Redemption orders are effected on a Business Day at the net asset value per share next determined after receipt of the order by the Transfer Agent. The Fund ordinarily will make payment for all shares redeemed after receipt by the Transfer Agent of a request in proper form, except as provided by the rules of the Securities and Exchange Commission. If the shares to be redeemed have been purchased by check or TeleTrade, the Company will, upon the clearance of the purchase check or TeleTrade payment, mail the redemption proceeds within seven business days. Where redemption is requested other than by mail, shares purchased by check or by TeleTrade will not be redeemed for a period of seven business days after their purchase. This procedure does not apply to situations where the Fund receives payment in cash or immediately available funds for the purchase of shares. The Company may suspend the right of redemption or postpone the date of payment upon redemption (as well as suspend the recordation of the transfer of shares) for such periods as are permitted under the 1940 Act. During the period prior to the time the shares are redeemed, dividends on such shares will accrue and be payable, and an investor will be entitled to exercise all other rights of beneficial ownership.

     The Fund imposes no charge when shares are redeemed unless the shares have been acquired through exchange of B Shares of the Time Horizon Funds, in which case any applicable CDSC will be charged in accordance with the prospectus for the particular B Shares. Additionally, if shares have been purchased through Bank of America or a Service Organization, Bank of America or the Service Organization may charge a fee for providing administrative services in connection with investments in shares. The Fund reserves the right to redeem accounts (other than non-working spousal IRA accounts) involuntarily, upon sixty days' written notice, if the account's net asset value falls below the $500 minimum balance. A CDSC will not be imposed upon such involuntary redemptions.

                              SHAREHOLDER SERVICES

     The services and privileges described under this heading are available only to holders of the Fund's Pacific Horizon Shares and are not available to persons who invest directly in Horizon Shares, Horizon Service Shares, X Shares or S Shares of the Fund. Additionally, these services and privileges may not be available to certain clients of Bank of America and particular Service Organizations. Bank of America and some Service Organizations may impose conditions on their clients which are different from those described in this Prospectus. You should consult Bank of America or your Service Organization in this regard.

     INDIVIDUAL RETIREMENT ACCOUNTS ("IRAS"). The Company makes available IRAs, including IRAs set up under a Simplified Employee Pension Plan ("SEP-IRAs") and IRA "Rollover Accounts." For details contact the Distributor at (800) 332-3863. The minimum initial investment for SEP-IRAs with more than one participant is $2,500, with no minimum on subsequent purchases. The minimum initial investment for IRAs and SEP-IRAs with only one participant is normally $500, with no minimum on subsequent purchases. Individuals who open an IRA may also open a non-working spousal IRA with a minimum investment of $250. The CDSC with respect to Pacific Horizon Shares acquired through exchange of B Shares will not be charged on redemptions in connection with minimum required distributions from an IRA due to the shareholder having reached age 70 1/2. The investor should read the IRA Disclosure Statement and the Bank Custodial Agreement for further details as to eligibility, service fees and tax implications, and should consult a tax adviser.

     EXCHANGES. The Exchange Privilege enables an investor to exchange Pacific Horizon Shares of the Fund for: like shares in another portfolio of the Company, or like shares of any investment portfolio of Time Horizon Funds provided that (i) Pacific Horizon Shares of the Prime Fund acquired through an exchange of B Shares of an investment portfolio of the Time Horizon Funds may only be exchanged for B Shares of an investment portfolio of the Time Horizon Funds, and (ii) such other shares may legally be sold in the state of the investor's residence. An investment in Pacific Horizon Shares of the Fund automatically entitles an investor to use this Privilege unless he has indicated on the Account Application or in a subsequent written notice to the Transfer Agent that he does not wish to use this Privilege. The shares that are exchanged must have a current value of at least $500; furthermore, in establishing a new account through use of this Privilege, the shares being exchanged must have a value at least equal to the minimum initial investment required by the particular portfolio into which the exchange is being made. Prospectuses for portfolios of the Company (as well as prospectuses for investment portfolios of Time Horizon Funds) into which an exchange is being made may be obtained from the investor's Service Organization or the Distributor. B Shares of the Time Horizon Funds offered with a CDSC may be exchanged for Pacific Horizon Shares of the Prime Fund. Such exchange-acquired Pacific Horizon Shares of the Fund will be subject to a CDSC upon redemption in accordance with the prospectus for the particular B Shares. For purposes of computing the CDSC, the length of time of ownership will be measured from the date of the original purchase of B shares and will not include any period of ownership of the Pacific Horizon Shares of the Fund. A shareholder may telephone instructions by calling the Transfer Agent at (800) 346-2087. See "Redemption of Shares -- TeleTrade" for a description of the Company's policy regarding responsibility for telephone instructions.

     When Fund shares are exchanged for shares of another portfolio in the Company (or for shares of an investment portfolio of Time Horizon Funds) which are sold with a front-end sales load, the applicable front-end sales load, if any, will be deducted. An investor desiring to use the Exchange Privilege should read the Statement of Additional Information and consult his or her Service Organization or the Distributor for further information applicable to use of the Exchange Privilege. The Company reserves the right to reject any exchange request and the Exchange Privilege may be modified or terminated at any time. At least 60 days' notice will be given to shareholders of any material modification or termination except where notice is not required under the regulations of the Securities and Exchange Commission.

     AUTOMATIC INVESTMENT PROGRAM. The Automatic Investment Program permits an investor to purchase Pacific Horizon Shares (minimum $50 per transaction) at regular intervals selected by the investor. Provided the investor's financial institution allows automatic withdrawals, shares are purchased by transferring funds from an investor's checking, bank money market or NOW account designated by the investor. At the investor's option, the account designated will be debited in the specified amount, and shares will be purchased, once a month, on either the first or fifteenth day, or twice a month, on both days. Only an account maintained at a domestic financial institution which is an Automated Clearing House member may be so designated. The minimum initial investment requirement for investors establishing an Automatic Investment account is $50. To establish an Automatic Investment account, an investor must check the appropriate box and supply the necessary information on the Account Application or subsequently file a written request with the Transfer Agent. Such applications are available from the Distributor. An investor may cancel this Privilege or change the amount of purchase at any time by mailing written notification to the Transfer Agent at P.O. Box 80221, Los Angeles, California 90080-9909 and notification will be effective three business days following receipt. The Company may modify or terminate this Privilege at any time or charge a service fee, although no such fee currently is contemplated.

     DIRECT DEPOSIT PROGRAM. If an investor receives federal salary, social security, or certain veteran's, military or other payments from the federal government, he is eligible for the Direct Deposit Program. With this Program, an investor may purchase Pacific Horizon Shares (minimum of $50 and maximum of $50,000 per transaction) by having these payments automatically deposited into his Fund account. An investor may deposit as much of such payments as he elects. For instructions on how to enroll in the Direct Deposit Program, an investor should call the Transfer Agent at (800) 346-2087. Death or legal incapacity will terminate an investor's participation in the

Program. An investor may elect at any time to terminate his participation by notifying the appropriate federal agency. Further, the Company may terminate an investor's participation upon 30 days' notice to the investor.

     AUTOMATIC WITHDRAWAL PLAN. Investors having a $5,000 minimum account may request withdrawal of a dollar amount in multiples of $50 on a monthly, quarterly, semi-annual or annual basis. At the investor's option, monthly withdrawals will be made on either the first or fifteenth day of the month and quarterly, semi-annual or annual withdrawals will be made on either the first or fifteenth day of the month selected. To participate in the automatic withdrawal plan, an investor must check the appropriate box and supply the necessary information on the Account Application which may be obtained from the Distributor or subsequently file a signature guaranteed written request with the Transfer Agent. Use of this Plan may be disadvantageous for shares acquired through exchange of B Shares due to the potential need to pay a CDSC.

     REINSTATEMENT PRIVILEGES. An investor may reinvest all or any portion of his redemption proceeds received from the redemption of Pacific Horizon Shares of the Prime Fund, which were acquired through exchange of B Shares of the Time Horizon Funds, within 90 days of the redemption trade date. Such reinvestment must be made in B Shares of an investment portfolio of the Time Horizon Funds. Upon such a reinvestment, the distributor will credit to an investor's account any contingent deferred sales charge imposed on any redeemed shares. For purposes of computing the CDSC upon redemption of shares reinvested through this Privilege, the length of time of ownership will be measured from the date of the original purchase of B Shares and will not include any period of ownership of the Pacific Horizon Shares of the Prime Fund. Shares so reinvested will be purchased at a price equal to the net asset value next determined after the Transfer Agent receives a reinstatement request and payment in proper form.

     If an investor wishes to use this Privilege, he must submit a written request to the Transfer Agent stating that he is eligible to use the Privilege. The reinstatement request and payment must be received within 90 days of the trade date of the redemption. Currently, there are no restrictions on the number of times an investor may use this Privilege.

     Generally, exercising the Reinstatement Privilege will not affect the character of any gain or loss realized on redemption for federal income tax purposes. However, if a redemption results in a loss, the reinstatement may result in the loss being disallowed under IRS "wash sale" rules.

                       DIVIDENDS, DISTRIBUTIONS AND TAXES

     DIVIDENDS AND DISTRIBUTIONS. The shareholders of the Fund are entitled to dividends and distributions arising from the net investment income and net realized gains, if any, earned on investments held by the Fund. Generally, the Fund's net income is declared daily as a dividend. Shares begin accruing dividends on the day the purchase order for the shares is executed and continue to accrue dividends through and including the day before the redemption order for the shares is executed. Dividends are paid within five business days after the end of each month. Although the Fund does not expect to realize net long-term capital gains, any such capital gains as may be realized will be distributed no more than twice a year after reduction for any available capital loss carry-forward.

     Dividends are paid in the form of additional full and fractional shares of the same series as the shares on which the dividends are declared at the net asset value of such shares on the payment date, unless the shareholder elects to receive dividends in cash. Reinvested dividends receive the same tax treatment as dividends paid in cash. Such election or any revocation thereof must be made in writing to the Transfer Agent at P.O. Box 80221, Los Angeles, California 90080-9909, and will become effective with respect to dividends paid after its receipt by the dividend disbursing agent.

     FEDERAL TAXES. During its most recent taxable year, the Fund qualified as a "regulated investment company" under the Internal Revenue Code of 1986, as amended (the "Code"), and the Fund intends to so qualify in future years, as long as such qualification is in the best interest of its shareholders. As a result of this qualification, the Fund generally is not required to pay federal income taxes to the extent its earnings are distributed in accordance with the Code.

     In connection with such tax qualification, the Fund contemplates declaring as dividends at least 90% of its investment company taxable income for each taxable year. An investor of the Fund who receives a dividend derived from investment company taxable income (including any excess of net short-term capital gain over net long-term capital loss) treats it as a receipt of ordinary income in the computation of his gross income, whether such dividend is paid in the form of cash or additional shares of the Fund. Because all of the net investment income of the Fund is expected to be derived from earned interest, it is anticipated that all dividends paid by the Fund will be taxable as ordinary income to shareholders who are not exempt from federal income taxes and that no part of any distribution paid by the Fund will be eligible for the dividends received deduction for corporations.

     Although the Fund anticipates that it will not have net long-term capital gain, any distribution of the Fund's excess of net long-term capital gain over its net short-term capital loss will be taxable to shareholders of the Fund as long-term capital gain, regardless of how long the shareholder has held shares of the Fund.

     Dividends declared in October, November or December of any calendar year payable to shareholders of record on a specified date in such month will be deemed for federal tax purposes to have been paid by the Funds and received by the shareholders on December 31 of such year, as long as such dividends are paid during January of the following year.

     The foregoing is only a brief summary of some of the important federal income tax considerations generally affecting the Fund and its shareholders, and is based on federal tax laws and regulations which are in effect as of the date of this Prospectus. Such laws and regulations may be changed by legislative or administrative actions.

     Potential investors in the Fund should consult their tax advisers with specific reference to their own tax situation. Additional tax information of relevance to particular investors is contained in the Statement of Additional Information. Shareholders will be advised at least annually as to the federal income tax consequences of distributions made each year.

     STATE AND LOCAL TAXES. Investors are advised to consult their tax advisers concerning the application of state and local taxes, which may have different consequences from those of the federal income tax law described above.

                             DESCRIPTION OF SHARES

     The Company was organized on October 27, 1982 as a Maryland corporation. On March 30, 1984 the Company commenced its public sale of shares (Pacific Horizon Shares) in the Prime Fund, which was originally called "Money Market Portfolio." The Predecessor Prime Fund originally commenced operations on July 10, 1987 as a separate portfolio of The Horizon Funds, a Massachusetts business trust. On January 19, 1990, the Prime Fund of The Horizon Funds was combined with the Money Market Portfolio of the Company; the Company changed the name of its resulting portfolio to "Prime Fund"; and, in addition to continuing its offering of Pacific Horizon Shares in such Fund, the Company began offering Horizon Shares and Horizon Service Shares in the Fund. The Company has also classified an X Share class and an S share class of the Fund. S Shares are offered to customers who purchase such shares through cash management services such as a sweep account offered by Bank of America, any of its banking affiliates and certain other Service Organizations. X Shares are available only to qualified retail customers who purchase such shares through a sweep account offered by BA Investment Services, Inc. and certain other Service Organizations. Horizon and Horizon Service Shares may be purchased by institutional investors for accounts maintained by individuals, but may not be purchased by individuals directly.

     The Company's charter authorizes the Board of Directors to issue up to two hundred billion full and fractional shares of capital stock, and to classify and reclassify any authorized and unissued shares into one or more classes of shares. The Board of Directors may similarly classify or reclassify any class of shares into one or more series.

     Pursuant to such authority, the Board of Directors has authorized the issuance of the following series of shares representing interests in the Fund, which is classified as a diversified company under the Investment Company Act of 1940: ten billion X Shares, ten billion S Shares, ten billion Pacific Horizon Shares, eighteen billion Horizon Shares and ten billion Horizon Service Shares. Horizon Shares, Horizon Service Shares, X Shares and S Shares of the Fund are described in separate Prospectuses available from the Distributor at the telephone number on the cover of this Prospectus. The Board of Directors has also authorized the issuance of additional classes of shares representing interests in other investment portfolios of the Company, which are likewise described in separate Prospectuses available from the Distributor. This Prospectus relates primarily to the Pacific Horizon Shares of the Fund and describes only the investment objective and policies, operations, contracts and other matters relating to such Shares.

     Each X Share, S Share, Pacific Horizon Share, Horizon Share and Horizon Service Share in the Fund has a par value of $.001, and, except as noted below, is entitled to participate equally in the dividends and distributions declared by the Board of Directors with respect to the Fund and in the net distributable assets of such Fund on liquidation. Holders of X Shares of the Fund bear the fees described in the Prospectus relating to such shares that are paid to the Distributor and Service Organizations by the Fund under the Company's Distribution and Services Plan. Similarly, holders of the Fund's S Shares bear the fees described in the Prospectus relating to such shares that are paid to the Distributor and Service Organizations by the Fund under the same plan. The fees paid under the Distribution and Services Plan are for distribution and shareholder services paid to the Distributor and Service Organizations in connection with S and X Shares of the Fund, and are not paid by the Fund's Horizon, Horizon Service or Pacific Horizon Shares. Holders of the Fund's
Pacific Horizon Shares bear the fees described in this Prospectus that are paid to Bank of America and the Administrator by the Fund under the Company's Special Management Services Agreement for Pacific Horizon Shares. Similarly, holders of Horizon Service Shares bear the fees described in the Prospectus relating to such shares that are paid to shareholder organizations by the Fund under the Company's Shareholder Services Plan. The fees paid under the Special Management Services Agreement are for services provided by Bank of America and the Administrator to holders of the Fund's Pacific Horizon Shares and are not borne by the Fund's Horizon Shares, Horizon Service Shares, X Shares or S Shares. The fees paid under the Shareholder Services Plan are for services provided by shareholder organizations to their customers in connection with Horizon Service Shares, and shareholder organizations do not receive similar fees with respect to the Fund's X Shares, S Shares, Horizon Shares or Pacific Horizon Shares. As a result of the different fees borne by the various series of shares in the Fund, at any given time the net yield on the Fund's Pacific Horizon Shares generally will be approximately .32% lower than the yield on the Fund's Horizon Shares,
 .07% lower than the yield on the Fund's Horizon Service Shares, .23% higher than the yield on the Fund's X Shares and .68% higher than the yield on the Fund's S Shares. Standardized yield quotations will be computed separately for each series of Shares.

     Shareholders are entitled to one vote for each full share held and fractional votes for fractional shares held, and will vote in the aggregate and not by class or series except as otherwise required by law or when class voting is permitted by the Board of Directors. It is contemplated that all shareholders of the Fund will vote together as a single class on matters relating to the Fund's investment advisory agreement and on any change in its fundamental investment limitations. Only holders of Pacific Horizon Shares will be entitled to vote on matters submitted to a vote of shareholders pertaining to the Fund's Special Management Service Agreement. Only holders of Horizon Service Shares will be entitled to vote on matters submitted to a vote of shareholders pertaining to the Fund's

Shareholder Service Plan. Only holders of particular S and X Shares, if affected by changes to such Plan, will be entitled to vote on matters submitted to a vote of shareholders pertaining to the Fund's Distribution and Services Plan relating to the particular series. Shares have no pre-emptive rights and only such conversion and exchange rights as the Board may grant at its discretion. When issued for payment as described in this Prospectus, shares will be fully paid and non-assessable. Certificates for shares will not be issued.

     The Company does not presently intend to hold annual meetings of shareholders for the election of directors and other business unless and until such time as less than a majority of the directors holding office have been elected by the shareholders of the Company, at which time the directors then in office will call a shareholders' meeting for the election of directors. Under certain circumstances, however, shareholders have the right to call a meeting of shareholders to consider the removal of one or more directors and such meetings will be called when requested by the holders of record of 10% or more of the Company's outstanding shares of common stock. To the extent required by law and the Company's undertaking with the Securities and Exchange Commission, the Company will assist in shareholder communications in such matters. Shares have cumulative voting rights to the extent that may be required by applicable law.

                            PERFORMANCE CALCULATIONS

     From time to time the "yield" or "effective yield" of the Fund may be quoted in advertisements or reports to shareholders. Both yield figures are based on historical earnings and are not intended to indicate future performance. The "yield" of the Fund refers to the income generated by an investment in the Fund over a seven-day period (which period will be stated in the advertisement or report). This income is then "annualized" -- that is, the amount of income generated by the investment during that week is assumed to be generated each week over a 52-week period and is shown as a percentage of the investment. The "effective yield" is calculated similarly but, when annualized, the income earned by an investment in the Fund is assumed to be slightly higher than the "yield" because of the compounding effect of this assumed reinvestment.

     Additionally, the yields may be compared to those of other mutual funds with similar investment objectives and to other relevant indices or to rankings prepared by independent services or other financial or industry publications that monitor the performance of mutual funds. For example, the Fund's yields may be compared to Donoghue's Money Fund Averages, which are averages compiled by Donoghue's Money Fund Report. Yield data as reported in national financial publications, including Money, Forbes, Barron's, The Wall Street Journal and The New York Times, or in publications of a local or regional nature, may also be used in comparing the yields of the Fund. A complete listing of the indices, rankings and publications discussed above is contained in the Statement of Additional Information.

     Since yields fluctuate, yield data cannot necessarily be used to compare an investment in the shares of the Fund with bank deposits, savings accounts and similar investment alternatives which often provide an agreed or guaranteed fixed yield for a stated period of time. Shareholders should remember that yield is generally a function of the kind and quality of the instruments held in a portfolio, portfolio maturity, operating expenses and market conditions. Any fee charged by Bank of America or other institutional investors directly to their customers in connection with investments in shares of the Funds (which fees may include, for example, account maintenance fees, compensating balance requirements or fees based upon account transactions, assets or income) will not be included in the Fund's calculations of yield.

                            ------------------------

     Shareholder inquires should be addressed to the Distributor at the address or telephone numbers stated on the inside cover of this Prospectus.

                                           RETIREMENT FUNDS

                                             PROSPECTUSES

       SEA-0006
       9068 rev 7/96
    ----------------------------------------------------------------------------

                                            Seafirst Retirement Funds

                                                 Prospectus Dated
                                                   July 1, 1996
                                            -   Bond Fund
                                            -   Blue Chip Fund
                                            -   Asset Allocation Fund

                                           Pacific Horizon Funds, Inc.

                                                 Prospectus Dated
                                                   July 1, 1996
                                            -   Prime Fund

                                               Call 1-800-323-9919
                                            Speech or hearing impaired
                                                     TTY/TDD
                                                  users may call
                                                  1-800-232-6299